Exhibit 4.7
INDENTURE
between
SYMETRA FINANCIAL CORPORATION,
as Company
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
Dated as of October 10, 2007
Capital Efficient Notes due 2067

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EXHIBITS:
Exhibit A-1	Form of Rule 144A Global Note or Regulation S Permanent Note
Exhibit A-2	Form of Regulation S Temporary Global Note
Exhibit B	Form of Legends for Notes

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EXHIBITS:	Page
Exhibit C-1	Form of Transfer Certificate Transfer to Regulation S Temporary Global Security or Regulation S Permanent Global Security
Exhibit C-2	Form of Transfer Certificate Transfer to Rule 144A Global Security
Exhibit D	Certificate of Beneficial Ownership
Exhibit E	Replacement Capital Covenant

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     INDENTURE, dated as of October 10, 2007, between SYMETRA FINANCIAL CORPORATION, a corporation organized under the laws of the State of Delaware (herein called the “Company”), having its principal office at 777 108th Avenue NE, Bellevue, Washington 98004 and U.S. BANK NATIONAL ASSOCIATION, as Trustee (together with any successor as Trustee hereunder, the “Trustee”) having an office located at 1420 5th Avenue, 7th Floor, Seattle, Washington 98101.
RECITALS OF THE COMPANY
     WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of up to $225,000,000 aggregate principal amount of its Capital Efficient Notes due 2067 (the “Notes”) issuable as provided in this Indenture;
     WHEREAS, all things necessary to make this Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, have been done.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the premises and the purchase of the Notes by the Holders (as defined below) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:
ARTICLE 1
Definitions and Other Provisions of General Application
     Section 1.01. Definitions and Construction.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States GAAP, and, except as otherwise herein expressly provided, the term “GAAP” with respect to any computation required or permitted hereunder shall mean GAAP as are generally accepted at the date of such computation;
     (3) unless the context otherwise requires, any reference to “Article”, “Section” or “Exhibit” refers to an Article or Section of or Exhibit to this Indenture;
     (4) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

     (5) all references used herein to the male gender shall include the female gender.
     “Act,” when used with respect to any Holder, has the meaning specified in Section 1.04(a).
     “Additional Interest” means the interest, if any, that shall accrue on any interest on the Notes the payment of which has not been made on the applicable Interest Payment Date and which shall accrue at the rate per annum specified or determined as specified in Section 2.02(b) from the applicable Interest Payment Date.
     “Additional Notes” has the meaning set forth in Section 2.06(d).
     “Alternative Payment Mechanism” has the meaning set forth in Section 2.02(f)(i).
     “APM Commencement Date” means, with respect to any Deferral Period, the earlier of (i) the first Interest Payment Date during such Deferral Period on which the Company elects to pay current interest on the Notes or (ii) the fifth anniversary of the beginning of such Deferral Period.
     “APM Securities” means:
(a)	Common Stock;

(b)	Mandatorily Convertible Preferred Stock;

(c)	Qualifying Non-Cumulative Perpetual Preferred Stock; and

(d)	Warrants exercisable for Common Stock;
provided that the Company may, without the consent of the Holders of the Notes, amend the definition of APM Securities to eliminate Common Stock and/or Mandatorily Convertible Preferred Stock from this definition if after the date of this Indenture, an accounting standard or interpretive guidance of an existing standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that the failure to do so would result in a reduction in the Company’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States. The Company will promptly notify the Holders of the Notes and the Trustee of any such change.
     “Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the DTC, Euroclear and Clearstream, as the case may be, in each case to the extent applicable to such transaction and as in effect from time to time.
     “Applicable Rate” has the meaning set forth in Section 2.02(g)(ii).

     “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.13 to act on behalf of the Trustee to authenticate Notes, and shall initially be the Trustee.
     “Bankruptcy Event” means any of the events set forth in Section 5.01(3) or Section 5.01(4).
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board duly authorized to act hereunder.
     “Board Resolution” means a copy of a resolution, certified by the secretary or an assistant secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.
     “Business Day” means any day, other than (i) a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or (ii) on or after October 15, 2017, a day that is not a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
     “Calculation Agent” means U.S. Bank National Association, or any other firm appointed by the Company, acting as calculation agent for the Notes.
     “Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that entity.
     “Certificated Notes” means Notes that are in registered definitive form and that are not Global Notes.
     “Clearstream” means Clearstream Banking, Société Anonyme.
     “Commercially Reasonable Efforts” has, with respect to the Scheduled Maturity Obligations, the meaning set forth in Section 2.02(a)(vii), and with respect to the Alternative Payment Mechanism, the meaning set forth in Section 2.02(f)(ix).
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing, then its successor agency.
     “Common Stock” means the Company’s equity securities, including treasury stock and shares of common stock sold pursuant the Company’s dividend reinvestment plan, if any, and employee benefit plans, if any, a security that ranks pari passu upon the Company’s liquidation, dissolution or winding up with the Company’s common stock that tracks the performance of, or relates to the results of, a business, unit or division of the Company, and any securities issued in exchange therefor in connection with a merger, consolidation, binding share exchange, business combination, recapitalization or similar event.
     “Common Stock Maximum Obligation” has the meaning set forth in Section 2.02(f)(ii).

     “Communication” has the meaning set forth in Section 13.04.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by (i) its chief executive officer, its president or a vice president and (ii) by its treasurer, an assistant treasurer, its comptroller, its secretary or an assistant secretary, and delivered to the Trustee.
     “Corporate Trust Office” means the office of the Trustee at which at any particular time this Indenture shall be administered, which office, at the time of the execution of this Indenture, is located, at 1420 5th Avenue, 7th Floor, Seattle, Washington 98101, Attention: Symetra Financial Corporation, Capital Efficient Notes due 2067.
     “Covenant Defeasance” has the meaning set forth in Section 4.04.
     “Covered Debt” has the meaning assigned to such term in the Replacement Capital Covenant.
     “Current Price” means, for the Common Stock on any date, the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded or quoted. If the Common Stock is not listed on any U.S. securities exchange on the relevant date, the “Current Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization. If the Common Stock is not so quoted, the “Current Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. If the Common Stock is not so quoted, and if bid and ask prices for the Common Stock are not available, the “Current Price” shall be determined by a nationally recognized independent investment banking firm selected by the Company for this purpose.
     “Defaulted Interest” has the meaning specified in Section 2.12.
     “Deferral Period” means the period beginning on an Interest Payment Date with respect to which the Company elects to defer Interest and ending on the earlier of (i) the tenth anniversary of that Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all Deferred Interest (including Additional Interest thereon) and all other accrued and unpaid Interest.
     “Deferred Interest” means the Interest that is deferred in accordance with the provisions of Section 2.02(d).

     “Depositary” means, unless otherwise specified by the Company pursuant to Section 2.17(a), The Depository Trust Company, New York, New York, or any successor thereto registered under the Exchange Act, as amended, or other applicable statute or regulation.
     “Depositary Participant” means any member of, or participant in, the Depositary.
     “Distribution Compliance Period” means the period from and including the date hereof to and including the date 40 days after the date hereof.
     “Distributions” means, as to a security or combination of securities, dividends, interest payments or other income distributions to the holders thereof that are not Subsidiaries of the Company.
     “DTC” means The Depository Trust Company, a New York corporation.
     “Eligible Proceeds” means, with respect to each relevant Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance) the Company has received during the 180-day period prior to such Interest Payment Date from the issuance of APM Securities to persons that are not the Company’s Subsidiaries.
     “Enforcement Event” has the meaning specified in Section 5.03.
     “Euroclear” means Euroclear S.A./N.V., and its successors or assigns, as operator of the Euroclear system.
     “Event of Default” has the meaning specified in Section 5.01.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated by the Commission thereunder.
     “Final Maturity Date” means October 15, 2067.
     “Global Note” means a Note issued to evidence the Notes which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and pursuant to a Company Order, which shall be registered in the name of the Depositary or its nominee.
     “Holder” means a Person in whose name a Note is registered in the Note Register.
     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more amendments or indentures supplemental hereto entered into pursuant to the applicable provisions hereof.
     “Initial Purchasers” means the initial purchasers named in Schedule I to that certain purchase agreement relating to the Notes, dated October 4, 2007, among the Company and J.P. Morgan Securities Inc. and Lehman Brothers Inc., as representatives of the several Initial Purchasers.

     “Intent-Based Replacement Disclosure” has the meaning assigned to such term in the Replacement Capital Covenant.
     “Interest” means both regularly scheduled interest payments and, to the extent applicable, any Additional Interest.
     “Interest Payment Date” has the meaning set forth in Section 2.02(b).
     “Interest Period” means the period from and including any Interest Payment Date (or, in the case of the first Interest Payment Date, October 10, 2007) to but excluding the next Interest Payment Date.
     “Issue Date” means October 10, 2007.
     “LIBOR Determination Date” means the second London Banking Day immediately preceding the first day of the Relevant Period.
     “London Banking Day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.
     “Make-Whole Price” has the meaning set forth in Section 2.02(g)(ii).
     “Mandatorily Convertible Preferred Stock” has the meaning assigned to such term in the Replacement Capital Covenant.
     “Market Disruption Event” means, for purposes of sales of APM Securities pursuant to the Alternative Payment Mechanism or sales of Qualifying Capital Securities in connection with the Scheduled Maturity Obligations, as applicable (collectively, the “Permitted Securities”), the occurrence or existence of any of the following events or sets of circumstances:
     (i) the Company is required to obtain the consent or approval of its stockholders or a regulatory body (including, without limitation, any insurance regulator or the securities exchange) or governmental authority to issue Permitted Securities and it fails to obtain such consent or approval notwithstanding its commercially reasonable efforts to obtain such consent or approval;
     (ii) trading in securities generally, or shares of the Company’s securities specifically, on the New York Stock Exchange or any other national securities exchange or over-the-counter market on which Permitted Securities are then listed or traded shall have been suspended or their settlement generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, such exchange or market or by any other regulatory body or governmental authority having jurisdiction such that trading shall have been materially disrupted;
     (iii) a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in any of the Permitted Securities has been materially disrupted or ceased;

     (iv) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in any of the Permitted Securities has been materially disrupted or ceased;
     (v) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in any of the Permitted Securities has been materially disrupted or ceased;
     (vi) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such as to make it, in the Company’s reasonable judgment, impracticable or inadvisable to proceed with the offer and sale of the Permitted Securities;
     (vii) an event occurs and is continuing as a result of which the offering document for the offer and sale of Permitted Securities would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event, in the Company’s reasonable judgment, would have a material adverse effect on its business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede its ability to consummate that transaction; provided that no single suspension period described in this clause (vii) shall exceed 90 consecutive days and multiple suspension periods described in this clause (vii) shall not exceed an aggregate of 180 days in any 360-day period; or
     (viii) the Company reasonably believes that the offering document for the contemplated offer and sale of registered Permitted Securities would not be in compliance with a rule or regulation of the Commission, for reasons other than those referred to in clause (vii), and the Company determines that it is unable to comply with such rule or regulation or such compliance is unduly burdensome; provided that no single suspension period described in this clause (viii) shall exceed 90 consecutive days and multiple suspension periods described in this clause (viii) shall not exceed an aggregate of 180 days in any 360-day period.
     “Maturity” means the date on which the principal of the Notes or an installment of principal becomes due and payable as herein provided, whether at the Scheduled Maturity Date, the Final Maturity Date, or by declaration of acceleration, call for redemption or otherwise.
     “Note Register” means the register in which the Company, its agent or the Trustee provides for the registration of Notes and transfers of Notes as herein provided.
     “Notes” has the meaning set forth in the recitals to this Indenture and more particularly means any Notes authenticated and delivered under this Indenture.

     “Notice of Enforcement Event” has the meaning set forth in Section 5.03(1).
     “Notice of Redemption” has the meaning set forth in Section 11.04.
     “Notice of Repayment” has the meaning set forth Section 3.03.
     “Offering Memorandum” means the Offering Memorandum dated October 10, 2007, relating to the sale of the Notes.
     “Officers’ Certificate” means a certificate signed by (i) the chief executive officer, the president or a vice president, and (ii) the treasurer, an assistant treasurer, the comptroller, the secretary or an assistant secretary, of the Company, and delivered to the Trustee.
     “Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee.
     “Original Notes” has the meaning set forth in Section 2.06(d).
     “Outstanding,” when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
     (i) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (ii) Notes for the payment or redemption of which money or evidences of indebtedness (if permitted hereby) in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided, however, that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
     (iii) Notes which have been paid pursuant to Section 2.06 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;
provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder and for the purpose of making the calculations required by the Trust Indenture Act Section 313, as of any date, Notes owned by the Company or any other obligor upon the Notes or any affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any affiliate of the Company or of such other obligor. In case of a dispute as to such right, any decision by the Trustee shall be full protection to the Trustee absent negligence or willful misconduct. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above-described Persons; and, subject to Section 6.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purposes of any such determination.
     “Parity Securities” has the meaning set forth in Section 2.02(e)(ii).
     “Paying Agent” means any Person authorized by the Company (which may include the Company or any of its affiliates) to pay the principal of (and premium, if any) or Interest on any Notes on behalf of the Company, and shall initially be the Trustee.
     “Permitted Remedies” has the meaning assigned to such term in the Replacement Capital Covenant.
     “Permitted Securities” has the meaning set forth in the definition of Market Disruption Event.
     “Person” means any individual, corporation, exempted limited company, limited liability company, partnership, limited liability partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “Physical Notes” has the meaning set forth in Section 2.05(b).
     “Place of Payment” means the place or places where the principal of (and premium, if any) and Interest on the Notes are payable, and shall initially be the Corporate Trust Office.
     “Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.09 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.
     “Preferred Stock” means shares of any class or series of preferred stock of the Company that may be issued and outstanding from time to time.
     “Preferred Stock Cap” has the meaning set forth in Section 2.02(f)(ii).
     “Publicly Traded” means that the Common Stock has been listed for trading on a national securities exchange or traded in a public over-the-counter market. For the avoidance of doubt, the Common Stock is not, at the time of the execution of this Indenture, Publicly Traded.
     “QIB” means any “qualified institutional buyer” (as defined in Rule 144A).

     “Qualifying Replacement Capital Covenant” has the meaning assigned to such term in the Replacement Capital Covenant.
     “Qualifying Capital Securities” has the meaning assigned to such term in the Replacement Capital Covenant.
     “Qualifying Non-Cumulative Perpetual Preferred Stock” means, the Company’s non-cumulative perpetual preferred stock that
     (a) ranks pari passu with or junior to all of the Company’s other outstanding preferred stock; and
     (b) contains no remedies other than Permitted Remedies; and
     (c) either is (1) subject to Intent-Based Replacement Disclosure and has a provision that prohibits the Company from making any distributions thereon upon the Company’s failure to satisfy one or more financial tests set forth therein or (2) is subject to a replacement capital covenant substantially similar to the Replacement Covenant or a Qualifying Replacement Capital Covenant.
     “Rating Agency” has the meaning set forth in the definition of “Rating Agency Event.”
     “Rating Agency Event,” means that any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act that then publishes a rating for the Company (a “Rating Agency”) amends, clarifies or changes the criteria it uses to assign equity credit to securities such as the Notes, which amendment, clarification or change results in:
(a) the shortening of the length of time the Notes are assigned a particular level of equity credit by that Rating Agency as compared to the length of time they would have been assigned that level of equity credit by that Rating Agency or its predecessor on the issue date of the Notes; or
(b) the lowering of the equity credit (including up to a lesser amount) assigned to the Notes by that Rating Agency as compared to the equity credit assigned by that Rating Agency or its predecessor on the issue date of the Notes.
     “Redemption Date,” when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price” when used with respect to any Note to be redeemed, means the price at which the Notes are to be redeemed, as specified in Section 2.02(g).
     “Regular Record Date” for the Interest payable on any Interest Payment Date with respect to the Notes means (i) in the case of Notes represented by one or more Global Notes, the Business Day preceding such Interest Payment Date and (ii) in the case of Notes not represented by one or more Global Notes, the date which is fifteen calendar days next preceding such Interest Payment Date (whether or not a Business Day).

     “Regulation S Global Security” means a Regulation S Temporary Global Security or a Regulation S Permanent Global Security.
     “Regulation S Permanent Global Security” means a permanent Global Security bearing the applicable legends as are provided for in Exhibit B hereto and deposited with or on behalf of and registered in the name of DTC or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Security upon expiration of the Distribution Compliance Period.
     “Regulation S Temporary Global Security” means a temporary Global Security bearing the applicable legends as are provided for in Exhibit B hereto and deposited with or on behalf of and registered in the name of DTC or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Rule 903 of Regulation S.
     “Relevant Period” has the meaning given to such term in the definition of Three-month LIBOR.
     “Repayment Date” has the meaning set forth in Section 2.02(a)(ii).
     “Replacement Capital Covenant” means the Replacement Capital Covenant, dated as of October 10, 2007, of the Company, as amended or supplemented from time to time. An execution copy of the Replacement Capital Covenant in effect on the date hereof is attached hereto as Exhibit E.
     “Responsible Officer,” when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters with respect to this Indenture (which, for the avoidance of doubt, includes without limitation, any supplemental indenture hereto).
     “Reuters LIBOR01 Page” means the display designated as “LIBOR 01” on the Reuters 3000 Xtra (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to the London Interbank Offered rate for U.S. dollar deposits).
     “Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.
     “Rule 144A Global Note” has the meaning set forth in Section 2.03.
     “Rule 144A Information” means the information as specified pursuant to paragraph (d)(4) of Rule 144A (or any successor provision thereto), as such provision (or successor provision) may be amended from time to time.
     “Scheduled Maturity Date” has the meaning set forth in Section 2.02(a)(i).
     “Scheduled Maturity Obligations” means the Company’s obligations in connection with the repayment of principal under Section 2.02(a).

     “Securities Act” means the Securities Act of 1933 (or any successor statute), as it may be amended from time to time.
     “Security Registrar” has the meaning set forth in Section 2.07(b).
     “Senior Indebtedness” means:
     (i) the principal of, premium, if any, interest and other payment obligations in respect of the Company’s debt for money borrowed and debt evidenced by securities, notes, bonds or other similar instruments issued by the Company;
     (ii) all of the Company’s capital lease obligations;
     (iii) all of the Company’s obligations issued or assumed as the deferred purchase price of property, all of the Company’s conditional sale obligations, hedging agreements and agreements of a similar nature and all agreements relating to any such agreements, and all of the Company’s obligations under any title retention agreement;
     (iv) all of the Company’s obligations for reimbursement on any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business); and
     (v) all obligations of the type referred to in clauses (i) through (iv) above of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, in each case, whether created, assumed or incurred on, prior to or after the date of this Indenture, unless, in each case, the instrument creating that debt expressly provides that those obligations rank pari passu in right of payment with the Notes.
     Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions of this Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such Senior Indebtedness and the Trustee or any of the Holders.
     “Share Cap” has the meaning set forth in Section 2.02(f)(v).
     “Special Event” means a Tax Event or a Rating Agency Event.
     “Special Event Make-Whole Price” has the meaning set forth in Section 2.02(g)(ii).
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12(1).
     “Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly, through one or more intermediaries (including other Subsidiaries) by another Person.
     “Supplemental Notice” has the meaning set forth in Section 3.03.
     “Tax Event” means that the Company has requested and received an Opinion of Counsel experienced in such matters to the effect that, as a result of any:
     (a) amendment to or change (including any officially announced proposed change) in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the initial issuance of the Notes;
     (b) official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the initial issuance of the Notes; or
     (c) threatened challenge asserted in writing in connection with an audit of the Company or its Subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, which challenge becomes publicly known after the initial issuance of the Notes, there is more than an insubstantial risk that interest payable by the Company on the Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes.
     “Temporary Securities” has the meaning set forth in Section 2.10.
     “Three-month LIBOR” means, with respect to any Interest Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a three-month period commencing on the first day of that Interest Period and ending on the next Interest Payment Date (the “Relevant Period”) that appears on Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Interest Period. If such rate does not appear on the Reuters LIBOR01 Page as of 11:00 a.m. (London time) on the LIBOR Determination Date for that Interest Period, LIBOR shall be determined on the basis of the rates at which deposits in U.S. dollars for the Relevant Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market, which may include affiliates of one or more of the Initial Purchasers, selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time on the LIBOR Determination Date for that Interest Period. The Calculation Agent shall request the principal London office of each such bank to provide a quotation of its rate. If at least two such quotations are provided, Three-month LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, Three-month LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City, which may include affiliates of one or more of the Initial Purchasers, selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for the Relevant Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, Three-month LIBOR for that Interest Period shall be the same as Three-month LIBOR as determined for the previous Interest Period or for the Interest Period beginning on October 15, 2017, Three-month LIBOR will be 5.24%. The establishment of Three-month LIBOR by the Calculation Agent shall (in the absence of manifest error) be final and binding.
     “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the New York Stock Exchange.
     “Treasury Dealer” means a nationally recognized firm that is a primary U.S. government securities dealer specified by the Company.
     “Treasury Price” means the bid-side price for the Treasury Security as of the third Trading Day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that Trading Day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that Trading Day or (ii) if the Treasury Dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury Security prevailing at 3:30 p.m., New York City time, on that Trading Day, then Treasury Price will instead mean the bid-side price for the Treasury Security at or around 3:30 p.m., New York City time, on that Trading Day (expressed on a next Trading Day settlement basis) as determined by the Treasury Dealer through such alternative means as the Treasury Dealer considers to be appropriate under the circumstances.
     “Treasury Rate” means the semi-annual equivalent yield to maturity of the Treasury Security that corresponds to the Treasury Price (calculated in accordance with standard market practice and computed as of the second Trading Day preceding the Redemption Date).
     “Treasury Security” means the United States Treasury security that the Treasury Dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Notes being redeemed in a tender offer based on a spread to United States Treasury yields.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is further amended after such date, “Trust Indenture Act” means, to the extent required by such amendment, the Trust Indenture Act of 1939 as amended.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.
     “U.S. Government Obligations” means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as to the timely payment of principal and interest as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company which is a member of the Federal Reserve System and having a combined capital and surplus of at least $50,000,000 as custodian with respect to any such obligation evidenced by such depository receipt or a specific payment of interest on or principal of any such obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation set forth in (i) or (ii) above or the specific payment of interest on or principal of such obligation evidenced by such depository receipt.
     “Vice President”, when used with respect to the Company or the Trustee, means any vice president of such Person, whether or not designated by a number or a word or words added before or after the title “vice president.”
     “Warrants” means the Company’s net share settled warrants to purchase Common Stock that:
     (a) have an exercise price greater than the Current Price of the Common Stock as of their date of issuance; and
     (b) the Company is not entitled to redeem for cash and the holders are not entitled to require the Company to repurchase for cash in any circumstances.
     Section 1.02. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate required by Section 10.05) shall include:
     (1) a statement that the Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such Person, such Person has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and
     (4) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.
     Section 1.03. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters is erroneous. Any certificate of counsel or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 1.04. Acts of Holders: (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.04.
     (b) The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may be presumed by the Trustee to be true, correct and existing, and the Trustee may reasonably rely upon such instrument or writing without further investigation.
     (c) The ownership of Notes shall be proved by the Note Register.

     (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act or to revoke any of the foregoing, but the Company shall have no obligation to do so. Notwithstanding Section 316(c) of the Trust Indenture Act, such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act or revocation may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of any such Act or revocation for the purpose of determining whether Holders of the requisite proportion of Outstanding Notes have acted.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.
     Section 1.05. Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing, shall specify this Indenture by name and date and shall identify the Securities, and if sent to the Trustee shall be delivered or transmitted by facsimile to PO Box 34690, Seattle, Washington 98124-1690, Attention: General Counsel, fax 425-256-8780, with a copy to Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 Attention William J. Whelan, fax
212-474-3700. The foregoing addresses for notices or communications may be changed by written notice given by the addressee to each party hereto, and the addressee’s address shall be deemed changed for all purposes from and after the giving of such notice.
     If the Trustee shall receive any notice or demand addressed to the Company by a Holder, the Trustee shall promptly forward such notice or demand to the Company.
     Section 1.06. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     If the Company mails a notice to Holders, it shall mail a copy of such notice to the Trustee at the same time.
     In case by reason of the suspension of regular mail service or by reason of any other case it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Section 1.07. Headings and Table of Contents. The article and section headings herein and the table of contents are for convenience and reference only and shall not affect the construction hereof.
     Section 1.08. Severability. In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 1.09. Trust Indenture Act Controls.
     If any provision hereof limits, qualifies or conflicts with another provision which is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.
     Section 1.10. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 1.11. No Implied Obligations. The obligations of the Company under this Indenture and the Notes shall be without recourse to any Subsidiary, affiliate, policyholder, director, officer or employee of the Company, and no such person shall have any liability with respect thereto.
     Section 1.12. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     Section 1.13. Counterparts. This Indenture may be executed in one or more counterparts, and by each party separately on a separate counterpart, and each such counterpart when executed and delivered shall be deemed to be an original. Such counterparts shall together constitute one and the same instrument.

ARTICLE 2
The Notes
     Section 2.01. Form and Dating. (a) The form of the Note, including the Trustee’s certificate of authentication relating thereto, shall be substantially as set forth as Exhibit A hereto. The Notes may have notations, legends or endorsements required by law or usage, as the Company may determine. The Company shall approve the form of the Note and any notation, legend or endorsement thereon. Each Note shall be dated the date of issuance and shall show the date of its authentication. The Notes shall be in minimum denominations of $1,000 and integral multiples thereof. The Notes will be issued at the closing of the offering only against payment in immediately available funds.
     (b) The terms and provisions contained in the Notes annexed hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     (c) Each Note shall bear the applicable legends set forth in Exhibit B.
     Section 2.02. Terms of the Notes. The terms of the Notes shall be as follows:
     (a) Scheduled Maturity Date.
     (i) The Company is required to repay the Notes on October 15, 2037 (the “Scheduled Maturity Date”) at their principal amount plus accrued and unpaid Interest only to the extent that during a 180-day period ending on the date a Notice of Repayment is given pursuant to Section 3.03, the Company has raised sufficient net proceeds from the issuance of Qualifying Capital Securities to permit repayment of the Notes in full on the Scheduled Maturity Date in accordance with the Replacement Capital Covenant. If the Company is unable for any reason to raise sufficient net proceeds to repay the Notes in full on the Scheduled Maturity Date, the Company shall (A) repay the Notes on the Scheduled Maturity Date in part to the extent of any net proceeds so raised and (B) continue to comply with this Section 2.02(a). For the avoidance of doubt, a Repayment Date shall not constitute a Maturity for the purposes of Section 5.01(2) hereof, unless the Company has given written notice to the Trustee fixing such date for redemption and stating that the Company has determined to treat that date as a Maturity, in which case such date shall constitute a Maturity for the Notes specified in the applicable Notice of Repayment or Supplemental Notice, as the case may be.
     (ii) The Company shall use its Commercially Reasonable Efforts, subject to clause (viii) below, to raise sufficient net proceeds from the issuance of Qualifying Capital Securities during such 180-day period to permit repayment of the Outstanding Notes in full on the Scheduled Maturity Date. If the Company has not raised sufficient net proceeds pursuant to the preceding sentence to permit repayment of all principal and accrued and unpaid Interest on the Notes on the Scheduled Maturity Date, the unpaid amount shall remain outstanding from quarter to quarter and bear interest at Three-month

LIBOR plus 4.177%, payable quarterly in arrears on each quarterly Interest Payment Date until repaid, and the Company shall use its Commercially Reasonable Efforts, subject to clause (viii) below, to raise sufficient net proceeds from the issuance of Qualifying Capital Securities during each 90-day period ending on each date Notice of Repayment is given, on the next Interest Payment Date, and on each Interest Payment Date thereafter, until all Notes Outstanding are repaid in full (the Scheduled Maturity Date and each such subsequent Interest Payment Date, a “Repayment Date”). The Scheduled Maturity Obligations shall terminate on the earlier of (A) the Interest Payment Date on which the Company has redeemed the Notes in full in accordance with the Scheduled Maturity Obligations, (B) when the Notes are otherwise paid in full on the Final Maturity Date or (C) upon an Event of Default resulting in acceleration of the Notes pursuant to Section 5.02 hereof. Unless the Scheduled Maturity Obligations shall have terminated as aforesaid and except under the circumstances set forth in Section 2.02(a)(viii), the Company’s failure to use Commercially Reasonable Efforts to raise sufficient proceeds from the issuance of Qualifying Capital Securities to repay the Notes in full on a Repayment Date shall constitute a default under clause (2) of the definition of Enforcement Event in Section 5.03, but shall in no event constitute an Event of Default. Notwithstanding anything to the contrary herein, the Trustee shall have no obligation to exercise any remedies with respect to any Enforcement Event arising from such default unless directed to do so in accordance with and subject to the conditions set forth in Section 5.12 and Section 6.02 hereof.
     (iii) Under the Replacement Capital Covenant, the Company may also repay the Notes on the Scheduled Maturity Date in an amount determined by reference to the net cash proceeds received from certain issuances by the Company or its Subsidiaries of certain other securities specified in the Replacement Capital Covenant to Persons other than the Company or its Subsidiaries. To the extent the Company so repays Notes pursuant to this Section 2.02(a)(iii), its obligation to use Commercially Reasonable Efforts to sell Qualifying Capital Securities will be reduced by the amount repaid in compliance with the Replacement Capital Covenant. For the avoidance of doubt, the Company’s Subsidiaries are not required to issue any securities to enable the repayment of the Notes at the Scheduled Maturity Date, whether pursuant to the Replacement Capital Covenant or otherwise, and the Company is not required to issue securities other than pursuant to Section 2.02(a)(ii) above.
     (iv) Notwithstanding anything to the contrary in this Indenture, if the Company repays the Notes pursuant to this Section 2.02(a) or redeems the Notes pursuant to Section 2.02(g) when any Deferred Interest (including Additional Interest thereon) remains unpaid and at a time when the Alternative Payment Mechanism is otherwise applicable, the unpaid Deferred Interest (including Additional Interest thereon) may only be paid pursuant to the Alternative Payment Mechanism.
     (v) Any principal amount of Notes, together with accrued and unpaid Interest, shall be due and payable on the Final Maturity Date, regardless of the amount of Qualifying Capital Securities or, if applicable, APM Securities, the Company shall have issued and sold by that time.

     (vi) If any date fixed for redemption or repayment pursuant to this Section 2.02(a) is not a Business Day, then payment of the Redemption Price or repayment of the principal amount of the Notes due on that date shall be made on the next day that is a Business Day, without any interest or other payment as a result of such delay.
     (vii) “Commercially Reasonable Efforts” to issue Qualifying Capital Securities means commercially reasonable efforts by the Company to complete the offer and sale of Qualifying Capital Securities to third parties that are not Subsidiaries of the Company in public offerings or private placements. The Company shall not be considered to have made Commercially Reasonable Efforts to effect a sale of Qualifying Capital Securities if it determines not to pursue or complete the sale of Qualifying Capital Securities solely due to pricing, coupon, dividend rate or dilution considerations.
     (viii) The Company shall be excused from its obligation to use (and shall not be required to use) Commercially Reasonable Efforts to sell Qualifying Capital Securities to permit repayment of the Notes on any Repayment Date, and any failure to redeem the Notes shall not constitute a default, an Event of Default (other than on the Final Maturity Date) or an Enforcement Event, if and to the extent the Company was not able to raise proceeds from the issuance of Qualifying Capital Securities as a result of the occurrence of a Market Disruption Event. The Company shall deliver to the Trustee an Officer’s Certificate (which the Trustee shall promptly forward upon receipt to each Holder of the Notes) on the date the related Notice of Repayment pursuant to Section 3.03 is given, or prior to the date the related Notice of Repayment required by Section 3.03 would have been given, certifying that:
     (A) a Market Disruption Event was existing during the 180-day period preceding the date of such certificate or, in the case of any required Repayment Date after the Scheduled Maturity Date, the 90-day period preceding the date of such certificate; and
     (B) either (1) the Market Disruption Event continued for the entire 180-day period or 90-day period, as the case may be, or (2) the Market Disruption Event continued for only part of the period, but the Company was unable after Commercially Reasonable Efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the Notes in full.
     (ix) Net proceeds that the Company is permitted to apply to repayment of the Notes on the Repayment Dates pursuant to this Section 2.02(a) shall be applied, first, to pay Deferred Interest (including Additional Interest thereon) in chronological order, based on the date each payment was first deferred, to the extent of Eligible Proceeds under the Alternative Payment Mechanism (the amount thereof to be certified by the Company to the Trustee in an Officers’ Certificate), second, to pay current interest that the Company is not paying from other sources and, third, to repay the principal of Notes; provided that if the Company is obligated to sell Qualifying Capital Securities and repay principal of or interest on any outstanding Parity Securities in addition to the Notes, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for such payments shall be applied first to Parity Securities having an earlier scheduled maturity date than the Notes, and then to the Notes and those other Parity Securities having the same scheduled maturity date as the Notes pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other Parity Securities having a later scheduled maturity date until the principal of and all accrued and unpaid Interest on the Notes has been paid in full; provided, further, that if the Company raises less than $5 million of net proceeds from the sale of Qualifying Capital Securities during the applicable 180- or 90-day period preceding the date the applicable Notice of Repayment is given pursuant to Section 3.03, the Company shall deliver to the Trustee an Officers’ Certificate to such effect and the Company shall not be required to repay the Notes on such Repayment Date, but the Company shall use those net proceeds to repay the Notes on the next Repayment Date as of which the Company has raised at least $5 million of net proceeds; provided, further, that if the net proceeds allocable to repay the principal of the Notes shall not be divisible by the authorized denominations of the Notes into a whole number, the net proceeds so allocable shall be deemed to be equal to the next lower amount divisible by such authorized denominations into a whole number.
     (x) In the event the Company has delivered a notice to the Trustee pursuant to Section 3.01 in connection with any Repayment Date, the principal amount of Notes payable on such Repayment Date, if any, shall be the principal amount set forth in the Notice of Repayment accompanying such notice and such principal amount of Notes shall be repaid on such Repayment Date pursuant to Article 3, subject to this Section 2.02(a).
     (xi) The obligation of the Company to repay the Notes pursuant to this Section 2.02(a) on any date prior to the Final Maturity Date shall be subject to its obligations under Article 12 to the holders of Senior Indebtedness.
     (b) Rate of Interest. The Notes will bear interest on their principal amount from and including October 10, 2007 to but excluding October 15, 2017 at 8.300% per annum, payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2008. The Notes will bear interest from and including October 15, 2017 at an annual rate equal to Three-month LIBOR plus 4.177% payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning January 15, 2018, subject to Section 2.02(d). Each semi-annual and quarterly date on which interest is payable (including following the Scheduled Maturity Date, if applicable) is referred to herein as an “Interest Payment Date.”
     The amount of Interest payable for any Interest Period ending on or prior to October 15, 2017 will be computed on the basis of a 360-day year of twelve 30-day months. The amount of Interest payable for any Interest Period ending after October 15, 2017 will be computed on the basis of a 360-day year and the actual number of days elapsed. Any installment of Interest (or portion thereof) deferred in accordance with Section 2.02(d) or otherwise unpaid shall bear Interest, to the extent permitted by law, at the rate of interest then in effect, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with Section 2.02(d).

     If any Interest Payment Date on or prior to October 15, 2017 is not a Business Day, the Interest payment due on that date shall be postponed to the next day that is a Business Day and no interest shall accrue as a result of that postponement. If any Interest Payment Date after October 15, 2017 is not a Business Day, the Interest Payment Date shall be postponed to the next day that is a Business Day and Interest will accrue to but excluding the date Interest is actually paid. However, if any Interest Payment Date falls on a date fixed for early redemption, or other redemption or repayment, and such day is not a Business Day, the Interest payment due on that date shall be postponed to the next day that is a Business Day and no Interest shall accrue as a result of that postponement.
     (c) To Whom Interest is Payable. Interest shall be payable on each Interest Payment Date to each Person in whose name the Notes are registered at 5:00 p.m., New York City time, on the Regular Record Date, except that Interest payable on any Notes on any Repayment Date, or Redemption Date or the Final Maturity Date shall be paid to the Person to whom principal is paid.
     (d) Option to Defer Interest Payments.
     (i) The Company shall have the right, on one or more occasions, to elect to defer the payment of Interest on the Notes for one or more consecutive Interest Periods that do not exceed 10 years (which may include a combination of semi-annual and quarterly Interest Periods), without giving rise to a default or an Event of Default or, unless otherwise indicated below, an Enforcement Event. The Company’s right to defer Interest payments shall end on the earlier of (A) the Final Maturity Date and (B) any repayment or redemption of the Notes in full prior to the Final Maturity Date.
     Interest shall continue to accrue during Deferral Periods at the then-applicable interest rate for the Notes, compounding on each Interest Payment Date, subject to applicable law.
     (ii) The Company shall not pay Deferred Interest on the Notes (and Additional Interest thereon) prior to the Final Maturity Date from any source other than Eligible Proceeds, although the Company may pay current interest at all times from any available funds, and the Company is required to pay Deferred Interest on the Notes (and Additional Interest thereon) from all sources (including Eligible Proceeds) following an acceleration of the Notes. To the extent that the Company applies Eligible Proceeds to pay Interest, the Company shall allocate the proceeds first to pay Deferred Interest on the Notes (including Additional Interest thereon) in chronological order based on the date each payment was first deferred.
     (iii) At the end of a 10-year Deferral Period, the Company shall pay all Deferred Interest on the Notes (including Additional Interest thereon). After the Company makes all payments of Deferred Interest, including Additional Interest thereon, the Company may again defer Interest payments during new Deferral Periods of up to 10 years each, subject to the requirements therefor set forth herein.

     (iv) Each Holder, by such Holder’s acceptance of the Notes, agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of such Holder’s Notes, such Holder shall not have a claim for, and shall have no right to receive, unpaid Deferred Interest (including Additional Interest thereon) to the extent that such Deferred Interest (including Additional Interest thereon) exceeds the sum of (x) Interest that relates to the earliest two years of the portion of the Deferral Period for the Notes for which Interest has not been paid and (y) an amount equal to such Holder’s pro rata share of the excess, if any, of the Preferred Stock Cap over the aggregate amount of net proceeds from the sale of the Company’s Qualifying Non-Cumulative Perpetual Preferred Stock and unconverted and outstanding Mandatorily Convertible Preferred Stock that the Company has applied to pay Interest on the Notes pursuant to the Alternative Payment Mechanism. To the extent such claim for unpaid Deferred Interest (including Additional Interest thereon) exceeds the amount set forth in clause (x), the Holders of the Notes shall be deemed to agree that the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the claims of the holders, if any, of the Company’s Qualifying Non-Cumulative Perpetual Preferred Stock.
     (v) The Company shall give the Trustee written notice for each Interest Payment Date on which payment of Interest is going to be deferred not less than 1 Business Day nor more than 60 Business Days prior to the Regular Record Date for such Interest Payment Date. However, the Company’s failure to pay Interest on an Interest Payment Date shall constitute the commencement of a Deferral Period with respect to the Notes unless the Company pays such Interest within ten Business Days of the Interest Payment Date, whether or not the Company provides a notice of deferral. For the avoidance of doubt, the non-payment of such Interest for five Business Days does not give rise to a default hereunder.
     (e) So long as any Notes remain outstanding, if the Company has given notice of its election to defer Interest payments but the related Deferral Period has not yet commenced, or if a Deferral Period is continuing, then the Company shall not, and the Company shall not permit any of its Subsidiaries to:
     (i) declare or pay any Distributions on, or redeem, purchase, acquire or make a liquidation payment regarding, any of the Company’s Capital Stock; provided that the Company may, at any time:
     (A) declare or pay Distributions on the Company’s Capital Stock in the form of additional shares of its Capital Stock or warrants, options or other rights exercisable or exchangeable for shares of its Capital Stock; provided that these securities paid as Distributions on the Company’s Capital Stock will rank pari passu with or junior to the Company’s Capital Stock on which the Distributions are being paid;
     (B) declare or pay a dividend on its Capital Stock in connection with the implementation of a stockholders’ rights plan, or issue its Capital Stock under such a plan, or redeem or repurchase any rights with respect to its Capital Stock distributed pursuant to such a plan;
     (C) purchase, redeem or otherwise acquire shares of its Capital Stock pursuant to any dividend reinvestment or stockholder purchase plan or pursuant to any employment agreement, benefit plan or similar arrangement with or for the benefit of employees, officers, directors or consultants;
     (D) purchase, redeem or otherwise acquire fractional interests in shares of its Capital Stock pursuant to the conversion or exchange provisions of such Capital Stock or the security being converted or exchanged;
     (E) purchase, redeem or otherwise acquire its securities pursuant to contractually binding agreements existing prior to the commencement of such Deferral Period, including under a contractually binding stock repurchase plan; and
     (F) exchange, redeem or convert any class or series of its Capital Stock, or the Capital Stock of one of its Subsidiaries, for any other class or series of its Capital Stock, or of any class or series of its indebtedness for any class or series of its Capital Stock.
     (ii) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any securities that rank pari passu with the Notes (“Parity Securities”) or junior to the Notes; provided that the Company may, at any time:
     (A) make payments of current or deferred interest in respect of Parity Securities that are made pro rata in respect of the amounts due on such Parity Securities and the Notes (provided that such payments are made in accordance Section 2.02(f)(viii)); and
     (B) make payments of principal in respect of Parity Securities having an earlier scheduled maturity date than the Notes, as required under a provision of such Parity Securities that is substantially the same as the provision described in Section 2.02(a) and make payments in respect of Parity Securities having the same Scheduled Maturity Date as the Notes, as required by such a provision, that are made on a pro rata basis among one or more series of Parity Securities having such a provision and the Notes; or
     (iii) make any guarantee payments with respect to any guarantee by the Company of debt securities if such guarantee ranks pari passu with or junior to the Notes.
     (iv) If any Deferral Period lasts longer than one year, the Company may not redeem or purchase nor permit any Subsidiary to purchase, any of the Capital Stock or securities that upon the Company’s bankruptcy or liquidation rank pari passu with or junior to any of the Company’s APM Securities issued, the proceeds of which were used to settle Deferred Interest during such Deferral Period, until the first anniversary of the date on which all Deferred Interest has been paid, subject to the exceptions listed above in paragraphs (i), (ii) and (iii).
     (v) If the Company is involved in a business combination with a third party where immediately after the consummation of such combination more than 50% of the surviving entity’s voting securities are owned by the securityholders of the other party to the business combination, then paragraph (iv) above will not apply to any Deferral Period that is terminated on the next Interest Payment Date immediately following the date of consummation of the business combination.
     (vi) For the avoidance of doubt, no terms of the Notes will be deemed to restrict in any manner the ability of any Subsidiary of the Company to pay dividends or make any distributions to the Company.
     (f) Alternative Payment Mechanism.
     (i) Subject to a Market Disruption Event and the conditions described in this Section 2.02(f) and the exception described in Sections 2.02(f)(vi) and (x) below, if the Company defers Interest on the Notes, it shall be required, commencing on the relevant APM Commencement Date, to use Commercially Reasonable Efforts to issue its APM Securities until the Company has raised an amount of Eligible Proceeds at least equal to the aggregate amount of accrued and unpaid Deferred Interest (including Additional Interest thereon) on the Notes. This method of funding the payment of accrued and unpaid Deferred Interest is referred to as the “Alternative Payment Mechanism.” The Company is required to apply Eligible Proceeds raised during any Deferral Period pursuant to the Alternative Payment Mechanism to pay Deferred Interest (and Additional Interest thereon) on the Notes.
     (ii) Except as provided in the last sentence of this paragraph, during the first five years of any Deferral Period, the Company shall not be required to issue a number of shares of its Common Stock or Warrants exercisable for a number of shares of its Common Stock in excess of 2% of the number of shares of the Company’s outstanding Common Stock as of the applicable APM Commencement Date (the “Common Stock Maximum Obligation”). Once the Company reaches the Common Stock Maximum Obligation for a Deferral Period, the Company will not be required to issue more shares of Common Stock or Warrants under the Alternative Payment Mechanism during the first five years of that Deferral Period (including Additional Interest thereon) even if the amount referred to in the preceding sentence subsequently increases because of a subsequent increase in the number of outstanding shares of such Common Stock. The Common Stock Maximum Obligation for that Deferral Period will cease to apply after the fifth anniversary of the commencement of any Deferral Period, at which point the Company must pay any Deferred Interest (including Additional Interest thereon), regardless of the time at which it was deferred, using the Alternative Payment Mechanism, subject to any Market Disruption Event. If the Common Stock Maximum Obligation for that Deferral Period has been reached during a Deferral Period and the Company subsequently pays all Deferred Interest (including Additional Interest thereon), the Common Stock Maximum Obligation for that Deferral Period will cease to apply at the termination of that Deferral Period, and will not apply again unless and until the Company starts a new Deferral Period. The Common Stock Maximum Obligation shall apply only if the Company is or becomes Publicly Traded during such five-year period; for the avoidance of doubt, if the Company is not Publicly Traded on the APM Commencement Date but becomes Publicly Traded during such five-year Deferral Period, the calculation of the number of shares of Common Stock or Warrants exercisable for a number of shares of Common Stock in excess of 2% of the number of shares of the Company’s outstanding Common Stock shall be based on (i) the number of shares outstanding on the date the Company becomes Publicly Traded rather than the APM Commencement Date and (ii) the number of shares of Common Stock and Warrants exercisable for Common Stock issued as APM Securities on or after the date the Company becomes Publicly Traded.
     The Company will not be permitted, pursuant to the Alternative Payment Mechanism for purposes of paying Deferred Interest on the Notes, to issue shares of Qualifying Non-Cumulative Perpetual Preferred Stock or Mandatorily Convertible Preferred Stock if the net proceeds from such issuance, together with the net proceeds of all prior issuances of Qualifying Non-Cumulative Perpetual Preferred Stock and unconverted and outstanding Mandatorily Convertible Preferred Stock by the Company so applied during the current and all prior Deferral Periods, would exceed 25% of the aggregate principal amount of the Notes issued under this Indenture (the “Preferred Stock Cap”).
     (iii) Notwithstanding clauses (i) and (ii) above, under the Alternative Payment Mechanism, so long as the definition of “APM Securities” has not been amended to eliminate Common Stock:
     (1) the sale of Warrants to pay Deferred Interest is an option that may be exercised at the Company’s sole discretion, subject to the Common Stock Maximum Obligation (if applicable),
     (2) the Company will not be obligated to sell Warrants or to apply the proceeds of any such sale to pay Deferred Interest on the Notes, and
     (3) no class of investors of the Company, or any other party, may require the Company to sell Warrants.
     (iv) If the Company sells Warrants to pay Deferred Interest pursuant to the Alternative Payment Mechanism, the Company will be required to use commercially reasonable efforts, subject to the Common Stock Maximum Obligation and the Share Cap (in each case, if applicable), to set the terms of the Warrants so as to raise sufficient proceeds from their issuance, together with the proceeds from any other APM Securities issued concurrently, to pay all Deferred Interest on the Notes in accordance with the Alternative Payment Mechanism.

     (v) Except as provided in the last sentence of this paragraph, the Company may not issue Common Stock, Warrants or Mandatorily Convertible Preferred Stock pursuant to the Alternative Payment Mechanism to the extent that the total number of shares of Common Stock issued or issuable upon exercise of Warrants or issuable upon conversion of Mandatorily Convertible Preferred Stock that has been issued as APM Securities, together with all prior issuances of Common Stock, Warrants or Mandatorily Convertible Preferred Stock as APM Securities, would exceed 115 million shares of the Common Stock (the “Share Cap”). If the issued and outstanding shares of the Common Stock are changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, the Share Cap shall be correspondingly adjusted. The Share Cap will apply so long as the Notes remain Outstanding. If the Share Cap has been reached and it is not sufficient to allow the Company to pay all Deferred Interest then accrued in full, the Company shall use commercially reasonable efforts to increase the Share Cap (i) only to the extent that the Company can do so and simultaneously satisfy its future fixed or contingent obligations under other securities and derivative instruments that provide for settlement or payment in the Common Stock or (ii) if the Company cannot increase the Share Cap as contemplated in clause (i), by requesting the Company’s Board of Directors to adopt a resolution for stockholder vote at the Company’s next occurring annual stockholders’ meeting to increase the number of the Company’s authorized Common Stock for purposes of satisfying the Company’s obligations to pay Deferred Interest. The Share Cap shall apply only if the Company becomes Publicly Traded; for the avoidance of doubt, if the Company becomes Publicly Traded, the calculation of the number of shares of Common Stock issued or issuable upon exercise of Warrants or issuable upon conversion of Mandatorily Convertible Preferred Stock that has been issued as APM Securities, together with all prior issuances of Common Stock, Warrants or Mandatorily Convertible Preferred Stock as APM Securities, shall commence as of the date the Company becomes Publicly Traded and shall not include shares of Common Stock issued or issuable upon exercise of Warrants or conversion of Mandatorily Convertible Preferred Stock issued as APM Securities that were issued, if any, prior to the date the Company became Publicly Traded.
     (vi) The Company shall be excused from its obligations under the Alternative Payment Mechanism in respect of any Interest Payment Date if the Company provides written certification to the Trustee (copies of which the Company will promptly forward to each Holder of Notes) no more than 15 and no less than 10 Business Days in advance of that Interest Payment Date certifying that:
     (A) a Market Disruption Event was existing after the immediately preceding Interest Payment Date; and
     (B) either (x) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which that certification is provided or (y) the Market Disruption Event continued for only part of this period, but the Company was unable after using its Commercially

Reasonable Efforts to raise sufficient Eligible Proceeds during the rest of that period to pay all accrued and unpaid Interest.
     (vii) The Company’s failure to pay Interest on the Notes in accordance with the Alternative Payment Mechanism as required by this Indenture shall constitute a default under clause (3) of the definition of Enforcement Event in Section 5.03, but shall constitute an Event of Default only in the circumstances specified under Section 5.01(1). The Company’s failure to raise Eligible Proceeds when required pursuant to Section 2.02(f) shall constitute a default under clause (4) of the definition of Enforcement Event, but shall in no event constitute an Event of Default. Notwithstanding anything to the contrary herein, the Trustee shall have no obligation to exercise any remedies with respect to any Enforcement Event arising from such default unless directed to do so in accordance with and subject to the conditions set forth in Section 5.12 and Section 6.02(4).
     (viii) If, due to a Market Disruption Event or otherwise, the Company was able to raise some, but not all, Eligible Proceeds necessary to pay all Deferred Interest (including Additional Interest thereon) on any Interest Payment Date, the Company shall apply any available Eligible Proceeds to pay Deferred Interest (including Additional Interest thereon) on the applicable Interest Payment Date in chronological order based on the date each payment was first deferred. If the Company has outstanding securities in addition to, and that rank pari passu with, the Notes under which the Company is obligated to sell APM Securities and obligated to apply such proceeds to the payment of deferred interest and distributions, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for payment of the deferred interest and distributions shall be applied to the Notes and those Parity Securities on a pro rata basis, subject to the Share Cap (if applicable), the Common Stock Maximum Obligation (if applicable) and the Preferred Stock Cap, in proportion to the total amounts that are due on the Notes and such Parity Securities.
     (ix) “Commercially Reasonable Efforts” to sell APM Securities in accordance with the Alternative Payment Mechanism means commercially reasonable efforts to complete the offer and sale of APM Securities to third parties that are not Subsidiaries of the Company, which in the event the Company is not Publicly Traded shall include the Company’s existing stockholders, in public offerings or private placements. The Company shall not be considered to have made Commercially Reasonable Efforts to effect a sale of the APM Securities if it determines not to pursue or complete the sale of APM Securities solely due to pricing, coupon, dividend rate or dilution considerations.
     (x) If the Company is involved in a business combination with a third party where immediately after its consummation more than 50% of the surviving entity’s voting securities are owned by the securityholders of the other party to the business combination, then the Alternative Payment Mechanism shall not apply to any outstanding Deferred Interest (including Additional Interest thereon) as of the date of consummation of the business combination if the Deferred Interest (including Additional Interest thereon) is settled prior to or on the Interest Payment Date immediately following such consummation. The requirements and restrictions of clauses (d), (e) and (f) of this Section 2.02 shall apply, however, to any Interest on the Notes that is deferred after such Interest Payment Date.
     (g) Redemption.
     (i) The Company may, at its option, redeem the Notes:
     (A) in whole or in part on October 15, 2017 and on each Interest Payment Date thereafter at a Redemption Price equal to 100% of the principal amount of the Notes so redeemed plus accrued and unpaid Interest, including Deferred Interest, to the Redemption Date; and
     (B) prior to October 15, 2017, (x) in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Notes so redeemed or, if greater, the Make-Whole Price, in either case plus accrued and unpaid Interest to the Redemption Date and (y) in whole but not in part, within 90 days after the occurrence of a Special Event, at a Redemption Price equal to 100% of the principal amount of the Notes so redeemed or, if greater, the Special Event Make-Whole Price, in either case plus accrued and unpaid Interest, including Deferred Interest, to the Redemption Date.
     (ii) “Make-Whole Price” and “Special Event Make-Whole Price” each mean the present value of scheduled payments of principal and Interest on the Notes being redeemed from the Redemption Date to October 15, 2017, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus the Applicable Rate; provided that the “Applicable Rate” shall mean, in the case of a redemption in connection with a Special Event, 0.50%, and in all other cases of an early redemption prior to October 15, 2017, 0.50%; provided further that for the avoidance of doubt, pursuant to this definition, the Make-Whole Price and the Special Event Make-Whole Price are equal amounts in this Indenture.
     (iii) If any date fixed for redemption pursuant to this clause (g) is not a Business Day, then payment of the Redemption Price shall be made on the next day that is a Business Day, without any Interest or other payment for the delay.
     (iv) The Make-Whole Price and the Special Event Make-Whole Price shall be determined on the third Business Day prior to the applicable Redemption Date. The Company shall notify the Trustee of the Make-Whole Price or the Special Event Make-Whole Price, as applicable, promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.
     (v) For the avoidance of doubt, if the Company redeems Notes when any Deferred Interest (including Additional Interest thereon) remains unpaid and at a time when the Alternative Payment Mechanism is applicable, the unpaid Deferred Interest (included Additional Interest thereon) may only be paid pursuant to the Alternative Payment Mechanism.

     Section 2.03. Rule 144A Global Notes.
     (a) The Notes offered and sold to QIBs in reliance on Rule 144A shall each be issued in the form of one or more Global Notes (each, a “Rule 144A Global Note”) in registered, global form without interest coupons, with such applicable legends as are provided for in Exhibit B hereto, except as otherwise permitted herein.
     (b) Each Rule 144A Global Note (A) shall represent such portion of the outstanding Notes as shall be specified therein, (B) shall provide that it shall represent the aggregate amount, as applicable, of outstanding Notes from time to time endorsed thereon and (C) shall be registered in the name of DTC or its nominee and deposited upon issuance with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts at DTC of the depositaries. The aggregate principal amount of a Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, as provided herein.
     Section 2.04. Regulation S Temporary Global Notes.
     (a) The Notes offered and sold outside the United States in reliance on Regulation S shall each be initially issued in the form of the Regulation S Temporary Global Note, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, as custodian for DTC, and registered in the name of DTC or the nominee of DTC for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Authenticating Agent as hereinafter provided and shall bear such applicable legends as are provided for in Exhibit B.
     (b) An owner of a beneficial interest in a Regulation S Temporary Global Note (or a Person acting on behalf of such an owner) may provide to Euroclear or Clearstream, as applicable, (and Euroclear or Clearstream will accept) a duly completed Certificate of Beneficial Ownership at any time after the termination of the Distribution Compliance Period (it being understood that Euroclear or Clearstream, as applicable, will not accept any such certificate during the Distribution Compliance Period). Promptly after receipt by the Trustee of a Certificate of Beneficial Ownership from DTC on behalf of Euroclear or Clearstream, as applicable (or other appropriate confirmation to such effect in accordance with the Applicable Procedures), with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Regulation S Permanent Global Note, and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Regulation S Permanent Global Note by the amount of such beneficial interest, in each case subject to the Applicable Procedures. Notwithstanding the previous two sentences, if after the Distribution Compliance Period any Initial Purchaser owns a beneficial interest in a Regulation S Temporary Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser and as the owner of such beneficial interest (but without any requirement to deliver a Certificate of Beneficial Ownership), exchange such beneficial interest for an equivalent beneficial interest in a Regulation S Permanent Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Regulation S Permanent Global Note by the amount of such beneficial interest, in each case subject to the Applicable Procedures.
     (c) Upon the receipt by the Trustee of a written certificate from DTC, together with copies of certificates from Euroclear and Clearstream certifying that they have received Certificates of Beneficial Ownership representing 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a Rule 144A Global Note) (or, in any such case, provide other appropriate confirmation to such effect in accordance with the Applicable Procedures), the Trustee shall cancel the Regulation S Temporary Global Note.
     (d) Each Regulation S Temporary Global Note and Regulation S Permanent Global Note (A) shall represent such portion of the outstanding Notes as shall be specified therein, (B) shall provide that it shall represent the aggregate amount, as applicable, of outstanding Notes from time to time endorsed thereon and (C) shall be registered in the name of DTC or its nominee and deposited upon issuance with the Trustee, at its Corporate Trust Office, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided, for credit to the respective accounts at DTC of the depositaries. The aggregate principal amount of each Regulation S Temporary Global Note (or Regulation S Permanent Global Note) may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC, as provided herein.
     (e) The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Notes that are held by participants through Euroclear or Clearstream.
     Section 2.05. General — Form of Securities.
     (a) Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.18 hereof.

     (b) Notes issued in exchange for interests in a Global Note pursuant to Section 2.18 may be issued in the form of permanent Certificated Notes in registered forms in substantially the forms set forth in Exhibit A (the “Physical Notes”), subject to such changes, deletions or additions as the Company may approve (the approval of which shall be deemed evidenced by the signature of the officer or officers of the Company executing such Notes).
     (c) Subject to the provisions of Section 2.18 hereof, Physical Notes may be produced in any manner determined by the Officers of the Company executing such securities, as evidenced by their execution of such securities. The Trustee shall register Physical Notes so issued in the name of, and cause the same to be delivered to, such Person (or its nominee) as may be instructed by the Company.
     (d) The Notes may also have such additional provisions, omissions, variations or substitutions as are not inconsistent with the provisions of this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with this Indenture, any applicable law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency, all as may be determined by the Officer of the Company executing such securities, as conclusively evidenced by their execution of such securities. All Notes shall be substantially identical except as provided herein.
     (e) Subject to the provisions of this Article 2, a registered Holder in a Global Note may grant proxies and otherwise authorize any Person to take any action that a Holder is entitled to take under this Indenture or the Notes.
     Section 2.06. Execution and Authentication; Issue Price; Aggregate Principal Amount.
     (a) An Officer of the Company who shall have been duly authorized by all requisite corporate actions shall execute the Notes for the Company by manual or facsimile signature.
     (b) If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.
     (c) A Note shall not be valid or obligatory for any purpose or be entitled to the benefits of this Indenture until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature of such representative of the Trustee shall be conclusive evidence that the Note has been authenticated under this Indenture.
     (d) On the Issue Date, upon Company Order the Trustee shall authenticate and deliver up to an initial maximum of $150,000,000 principal amount of Notes (the “Original Notes”). In addition, at any time, from time to time, without notice to, or the consent of, the Holders, the Trustee shall authenticate and deliver additional Notes of up to a maximum of $75,000,000 principal amount (“Additional Notes”) upon receipt of a Company Order specifying the amount of Notes to be authenticated and the date on which such securities are to be authenticated and an Officers’ Certificate of the Company certifying that all conditions precedent to the issuance, of the Additional Notes contained herein have been complied with and that no Default or Event of Default would occur as a result of the issuance of such Additional

Notes and that such Additional Notes will be treated as fungible with the Original Notes and any Additional Notes issued for U.S. federal income tax purposes. The Additional Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the forms of Exhibit A with all such necessary additions and deletions and shall have the same respective CUSIP number as the Original Securities. The Notes issued as Original Notes and the Notes issued as Additional Notes, if any, shall constitute one series for all purposes under this Indenture, including, without limitation, amendments, waivers and redemptions.
     (e) The Notes shall be known and designated as the “Capital Efficient Notes due 2067” of the Company and shall have the terms described in Section 2.02 above.
     (f) Interest and principal will be payable in Dollars at the agency of the Trustee’s New York corporate trust office, which is located at 100 Wall Street, Suite 1600, New York, New York 10005 or, at the Company’s option, in the case of payments of Interest, by check mailed to the respective addresses of the registered holders or by wire transfer.
     (g) The Notes shall not have the benefit of any sinking fund obligations.
     (h) The Trustee may appoint an Authenticating Agent reasonably acceptable to the Company to authenticate the Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as an agent to deal with the Company.
     Section 2.07. Trustee, Security Registrar and Paying Agent.
     (a) The Company hereby appoints U.S. Bank National Association, as the Trustee hereunder and U.S. Bank National Association hereby accepts such appointment. The Trustee shall have the powers and authority granted to and conferred upon it in the Notes and hereby and such further powers and authority to act on behalf of the Company as may be mutually agreed upon by the Company and the Trustee, and the Trustee shall keep a copy of this Indenture available for inspection during normal business hours at its Corporate Trust Office.
     (b) The Company shall maintain an office or agency (which shall be located in New York) where (a) Notes may be presented or surrendered for registration of transfer or for exchange (“Security Registrar”), (b) Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfers and exchanges. The Company, upon notice to the Trustee, may have one or more co-Security Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The Company may change the Paying Agent or Security Registrar upon notice to all Holders.
     (c) The Company shall enter into an appropriate agency agreement with any agent not a party to this Indenture. The Company shall notify the Trustee, in advance and in writing, of the name and address of any such agent. If the Company fails to maintain a Security Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

     (d) The Company initially appoints the Trustee as Security Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed. Any of the Security Registrar, the Paying Agent or any other agent may resign upon 60 days’ written notice to the Company.
     (e) The Company or any of its Subsidiaries may act as Security Registrar or Paying Agent; provided, however, that none of the Company, its Subsidiaries or the affiliates of the foregoing shall act as Security Registrar or Paying Agent if a Default or Event of Default has occurred and is continuing. In addition, upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.
     (f) All of the terms and provisions with respect to such powers and authority contained in the Notes are subject to and governed by the terms and provisions hereof.
     Section 2.08. Paying Agent to Hold Assets in Trust.
     (a) The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or Interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on such securities), and shall notify the Trustee of any default by the Company (or any other obligor on such securities) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent and the completion of any accounting required to be made hereunder, the Paying Agent shall have no further liability for such assets.
     (b) If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate and hold in separate trust funds for the benefit of the Holders of the Notes all the money held by it as Paying Agent.
     Section 2.09. Replacement Notes.
     (a) If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that such Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement security if the Trustee’s requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the reasonable judgment of the Company and the Trustee, to protect the Company, the Trustee or any agent from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge such Holder for its reasonable out-of- pocket expenses in replacing a Note. Every replacement Note shall constitute an additional obligation of the Company.

     (b) The provisions of this Section 2.09 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, destroyed, lost or stolen Notes.
     Section 2.10. Temporary Securities.
     In lieu of formal printed Physical Notes, or until such Physical Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary securities upon a written order of the Company signed by two Officers of the Company (“Temporary Securities”). Temporary Securities shall be substantially in the form of Physical Notes but may have variations that the Company considers appropriate for such Temporary Securities and as shall be reasonably acceptable to the Trustee. At the Company’s election, the Company may prepare and the Trustee shall authenticate Physical Notes in exchange for Temporary Securities. Unless and until any such exchange, Holders of Temporary Securities shall be entitled to all of the benefits of this Indenture.
     Section 2.11. Cancellation. The Company at any time may deliver Notes to the Trustee for cancellation. The Security Registrar and the Paying Agent shall forward to the Trustee any Note surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Security Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, shall dispose of all cancelled Securities in accordance with its customary procedures. Certification of the destruction of all cancelled Notes shall be delivered to the Company, upon written request, from time to time. The Company may not issue new Notes to replace Notes that the Company has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Note unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.
     Section 2.12. Defaulted Interest. Any Interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date (a “Special Record Date”) for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall not be less than 10 days prior to the date of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Notes at his address as it appears in the Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
     (2) The Company may make payment of any Defaulted Interest on the Notes in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     For avoidance of doubt, Defaulted Interest shall not include Deferred Interest (including Additional Interest thereon) during any Deferral Period, but shall include Deferred Interest (including Additional Interest thereon) to the extent such Deferred Interest (including Additional Interest thereon) is not paid when due under the terms of this Indenture.
     Subject to the foregoing provisions of this section, each Note lawfully delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Note.
     Section 2.13. Persons Deemed Owners.
     Prior to due presentment for the registration of a transfer of any Note, the Trustee, the Company and any agent of the foregoing shall deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for all purposes (including the purpose of receiving payment of principal of and Interest on such Note; provided that Defaulted Interest shall be paid as set forth in Section 2.12), and none of the Trustee, the Company or any agent of the foregoing shall be affected by notice to the contrary.
     Section 2.14. CUSIP Numbers.
     The Company in issuing the Notes may use one or more “CUSIP” and/or “ISIN” numbers and, if so, the Trustee shall use the CUSIP and/or ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN number.

     Section 2.15. Deposit of Moneys.
     (a) Prior to 10:00 a.m. New York time on each Interest Payment Date, Redemption Date, Repayment Date or Final Maturity Date or any other day on which payment is due on the Notes, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, Redemption Date, Repayment Date or Final Maturity Date or such other day, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date, Redemption Date, Repayment Date or Final Maturity Date or such other day, as the case may be.
     (b) The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Security Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such record date as the Trustee may reasonably require of the names and addresses of the Holders.
     Section 2.16. Transfer and Exchange.
     (a) Subject to Section 2.17 and Section 2.18, when Notes are presented to the Security Registrar or a co-Security Registrar with a request to register the transfer of such securities or to exchange such securities for an equal principal amount of Notes of other authorized denominations, the Security Registrar or co-Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar or co-Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Security Registrar’s or co-Security Registrar’s written request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
     (b) The Security Registrar or co-Security Registrar shall not be required to issue, or to register the transfer or exchange of, any Note (i) during a period beginning at the opening of business 15 days before the mailing of a Notice of Redemption pursuant to Section 11.04 and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article 11, except the unredeemed portion of any Note being redeemed in part.
     (c) All Notes issued upon any registration of transfer or exchange pursuant to the terms of this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

     (d) The Trustee shall authenticate Notes in accordance with the provisions of Section 2.06 hereof.
     (e) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
     (f) Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book entry system maintained by the Depository, and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry system.
     Section 2.17. Book-Entry Provisions for Global Notes.
     (a) Except as indicated below in this Section 2.17, the Notes shall be represented only by Global Notes. The Global Notes shall be deposited with a Depositary or its custodian for such securities (and shall be registered in the name of such Depositary or its nominee). The Depositary for the Notes shall be DTC unless the Company appoints a successor Depositary by delivery of a Company Order to the Trustee specifying such successor Depositary for the Notes.
     (b) All payments on a Global Note will be made by the Trustee to DTC or its nominee, as the case may be, as the registered owner and Holder of such Global Note. In each case, the Company will be fully discharged by payment to or to the order of such Depositary from any responsibility or liability in respect of each amount so paid. Upon receipt of any such payment in respect of a Global Note, DTC will credit Depositary Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note as shown on the records of DTC.
     (c) Unless and until it is exchanged in whole or in part for Physical Notes, a Global Note may not be transferred except as a whole by the relevant Depositary or nominee thereof to another nominee of the Depositary or to a successor of the Depositary or a nominee of such successor.
     (d) Owners of beneficial interests in Global Notes shall be entitled or required, as the case may be, but only under the circumstances described in Section 2.18(b), to receive physical delivery of Physical Notes.
     Section 2.18. Restrictions on Transfer and Exchange of Notes.
     (a) Transfer and Exchange of Global Notes. Notwithstanding any provisions of this Indenture or the Notes, transfers of a Global Note, in whole or in part, transfers and exchanges of interests therein of the kinds described in clauses (iii), (iv) through (vi) below and exchange of interests in Global Notes or of other Notes as described in clause (vii) below, shall be made only in accordance with this Section 2.18(a). Transfers and exchanges subject to this Section 2.18 shall also be subject to the other provisions of the Indenture that are not inconsistent with this Section 2.18.
     (i) General. A Global Note may not be transferred, in whole or in part, to any Person other than DTC or a nominee thereof or a successor to DTC or its nominee, and no such transfer to any such other Person may be registered; provided that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Indenture or the Note unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.18(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.18(a).
     (ii) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Global Note in accordance with the transfer restrictions set forth in the legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). No written orders or instructions shall be required to be delivered to the Security Registrar to effect the transfers described in this Section 2.18(a)(ii).
     (iii) Rule 144A Global Note to Regulation S Temporary Global Note or Regulation S Permanent Global Note. If a Holder of a beneficial interest in a Rule 144A Global Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in the corresponding Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable, such Holder, provided such Holder or, in the case of a transfer, the transferee is not a U.S. person, may, subject to the immediately succeeding sentence and the Applicable Procedures, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable. Upon receipt by the Security Registrar of (A) written instructions (or notice from DTC of its receipt of such instruction) given in accordance with the Applicable Procedures from a Depositary Participant directing the Security Registrar to credit or cause to be credited to a specified Depositary Participant’s account a beneficial interest in the corresponding Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable, but not less than the minimum denomination applicable to such Holder’s Notes, in an amount equal to the beneficial interest in the Rule 144A Global Note to be exchanged or transferred, (B) a written order (or notice from DTC of its receipt of such order) given in accordance with the Applicable Procedures containing information regarding the account of the Depositary Participant and the Euroclear or Clearstream account to be credited with, and the account of the

Depositary Participant and the Euroclear or Clearstream account, to be debited for, such beneficial interest and (C) a certificate in substantially the form of Exhibit C-1 attached hereto given by the transferor of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including that the transferor or the transferee, as applicable, is not a U.S. person, and pursuant to and in accordance with Regulation S, then the principal amount of the Rule 144A Global Note shall be reduced, and the principal amount of the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as applicable, shall be increased, by the principal amount of the beneficial interest in the Rule 144A Global Note to be so transferred, in each case by means of an appropriate adjustment on the records of the Security Registrar, and the Security Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Temporary Global Note or Regulation S Permanent Global Note, as applicable, having a principal amount equal to the amount so transferred.
     (iv) Rule 144A Global Note to Rule 144A Global Note. If the Holder of a beneficial interest in a Rule 144A Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.18(a)(iv). Upon receipt by the Security Registrar of (A) written instructions (or notice from DTC of its receipt of such instruction) given in accordance with the Applicable Procedures from a Depositary Participant directing the Security Registrar, to credit or cause to be credited to a specified Depositary Participant’s account a beneficial interest in a Rule 144A Global Note in a principal amount equal to that of the beneficial interest in a Rule 144A Global Note to be so transferred; (B) a written order (or notice from DTC of its receipt of such order) given in accordance with the Applicable Procedures containing information regarding the account of the Depositary Participant to be credited with, and the account of the Depositary Participant to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit C-2 given by the transferor of such beneficial interest, the principal amount of a Rule 144A Global Note shall be reduced, and the principal amount of a Rule 144A Global Note shall be increased, by the principal amount of the beneficial interest in a Rule 144A Global Note to be so transferred, in each case by means of an appropriate adjustment on the records of the Security Registrar, and the Security Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in a Rule 144A Global Note having a principal amount equal to the amount so transferred.
     (v) Regulation S Temporary Global Note or Regulation S Permanent Global Note to Rule 144A Global Note. If the Holder of a beneficial interest in a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as applicable, wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Rule 144A Global Note, such transfer may be effected after the Distribution Compliance Period, subject to the Applicable Procedures, only in accordance with this Section 2.18(a)(v). Upon receipt by the Security Registrar of (A) written instructions (or notice from DTC of its receipt of such instruction) given in accordance with the Applicable Procedures from an Depositary Participant directing the Security Registrar to credit or cause to be credited to a specified Depositary Participant’s account a beneficial interest in a Rule 144A Global Note in a principal amount equal to that of the beneficial interest in a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as applicable, to be so transferred, (B) a written order (or notice from DTC of its receipt of such order) given in accordance with the Applicable Procedures containing information regarding the account of the Depositary Participant to be credited with, and the account of the Depositary Participant to be debited for, such beneficial interest and (C) with respect to a transfer of a beneficial interest in a Regulation S Global Note to a Person whom the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, a certificate in substantially the form set forth in Exhibit C-2 given by the transferor of such beneficial interest, the principal amount of a Rule 144A Global Note shall be increased, and the principal amount of a Regulation S Temporary Global Note or a Regulation S Permanent Global Note, as applicable, shall be reduced, by the principal amount of the beneficial interest in a Rule 144A Global Note to be so transferred, in each case by means of an appropriate adjustment on the records of the Security Registrar and the Security Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note having a principal amount equal to the amount so transferred.
     (vi) Regulation S Permanent Global Note to Regulation S Permanent Global Note. Any exchange of a beneficial interest in a Regulation S Temporary Global Note for a Regulation S Permanent Global Note shall be permitted only as set forth in Section 2.04. If the Holder of a beneficial interest in Regulation S Permanent Global Note wishes at any time to transfer such interest to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Regulation S Permanent Global Note, such transfer may be effected, subject to the Applicable Procedures, only in accordance with the provisions of this Section 2.18(a)(vi). Upon receipt by the Security Registrar of (A) written instructions (or notice from DTC of its receipt of instruction) given in accordance with the Applicable Procedures from a Depositary Participant directing the Security Registrar, to credit or cause to be credited to a specified Depositary Participant’s account a beneficial interest in a Regulation S Permanent Global Note in a principal amount equal to that of the beneficial interest in a Regulation S Permanent Global Note to be so transferred; (B) a written order (or notice from DTC of its receipt of instruction) given in accordance with the Applicable Procedures containing information regarding the account of the Depositary Participant to be credited with, and the account of the Depositary Participant to be debited for, such beneficial interest and (C) a certificate in substantially the form set forth in Exhibit D; the principal amount of a Regulation S Permanent Global Note shall be reduced, and the principal amount of a Regulation S Permanent Global Note shall be increased, by the principal amount of the beneficial interest in a Regulation S Permanent Global Note to be so transferred, in each case by means of an appropriate adjustment on the records of the Security Registrar, and the Security Registrar shall instruct DTC or its authorized representative to make a corresponding adjustment to its records and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in a Regulation S Permanent Global Note having a principal amount equal to the amount so transferred.
     (vii) Exchanges of Global Note for Non-Global Note. In the event that a Global Note or any portion thereof is exchanged for Notes other than Global Notes, such other Notes may in turn be exchanged (on transfer or otherwise) for Notes that are not Global Notes or for beneficial interests in a Global Note (if any is then outstanding) only in accordance with procedures which shall be substantially consistent with the provisions of clauses (i) and (iii) through (vi) above (including the certification requirements intended to insure that transfers and exchanges of beneficial interests in a Global Note comply with Rule 144A, Rule 144 or Regulation S, as the case may be) and any Applicable Procedures, as may be from time to time adopted by the Company and the Trustee. Notwithstanding anything to the contrary in this Indenture, definitive Notes shall not be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note except in accordance with Section 2.04.
     (b) Global Notes. The provisions of clauses (i), (ii), (iii), and (iv) below shall apply only to Global Notes:
     (i) General. Each Global Note authenticated under the Indenture shall be registered in the name of the appropriate Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor.
     (ii) Transfer to Persons Other than Depositary. Notwithstanding any other provision in the Indenture or the Notes, no Global Note may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any person other than the appropriate Depositary or a nominee thereof, unless, (A) in the case of a Global Note, DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note, or DTC ceases to be a “clearing agency” (as such term is defined in Section 17A of the Exchange Act) registered under the Exchange Act, and a successor to DTC is not appointed by the Company within ninety (90) days, (B) the Company executes and delivers to the Trustee and Security Registrar an Officers’ Certificate stating that such Global Note shall be so exchangeable, or (C) an Event of Default has occurred and is continuing with respect thereto and the owner of a beneficial interest therein requests such exchange or transfer. Any Global Note exchanged pursuant to Section 2.18(a)(i) above shall be so exchanged in whole and not in part and any Global Note exchanged pursuant to Section 2.18(a)(vii) above may be exchanged in whole or from time to time in part as directed by DTC. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note, provided that any such Note so issued that is registered in the name of a Person other than the appropriate Depositary or a nominee thereof shall not be a Global Note.
     (iii) Global Note to Physical Note. Subject to Section 2.18(a)(vii), Physical Notes in exchange for a Global Note or any portion thereof pursuant to clause (ii) above shall be issued in definitive, fully registered form without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any legends required hereunder. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the appropriate Security Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, in the case of a Global Note, if the Trustee is acting as custodian for DTC or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee, as Authenticating Agent, or of the Depositary. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.
     (iv) Certificates. In the event of the occurrence of any of the events specified in clause (ii) above, the Company will promptly make available to the Trustee a reasonable supply of Physical Notes in definitive, fully registered form, without interest coupons.
     (v) No Rights of Depositary Participants in Global Note. No Depositary Participant, nor any other Persons on whose behalf Depositary Participants may act, shall have any rights under the Indenture with respect to any Global Note or under any Global Note, and the Depositary or its nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between DTC, their respective Depositary Participants and any other person on whose behalf a Depositary Participant may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder.
     Section 2.19. Special Transfer Provisions.
     (a) If a Holder proposes to transfer a Note pursuant to any exemption from the registration requirements of the Securities Act other than as provided for above, the Security Registrar shall only register such transfer or exchange if such transferor delivers to the Security Registrar and the Trustee an Opinion of Counsel satisfactory to the Company and the Security Registrar that such transfer is in compliance with the Securities Act and the terms of this Indenture; provided that the Company may, based upon the opinion of its counsel, instruct the Security Registrar by a Company Order not to register such transfer in any case where the proposed transferee is not a QIB or a Non-U.S. Person.
     (b) By its acceptance of any Note bearing legends, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the legends and agrees that it will transfer such Note only as provided in this Indenture.

     (c) The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.17, 2.18 or this Section 2.19 for a period of two years, after which time such letters, notices and other written communications shall at the written request of the Company be delivered to the Company. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Security Registrar.
ARTICLE 3
Repayment of the Notes
     Section 3.01. Repayment. The Company shall, not more than 30 and not less than 15 days prior to each Repayment Date, notify the Trustee in writing of the principal amount of Notes to be repaid on such date pursuant to Section 2.02(a), which notice shall have attached thereto the Notice of Repayment, which shall be given by the Trustee to the Holders as soon as practicable thereafter. If the Company anticipates that it will repay the Notes in part, and not in full, on any Repayment Date, the Company shall use its commercially reasonable efforts to deliver notice pursuant to this Section 3.01 to the Trustee 30 days prior to such Repayment Date.
     Section 3.02. Selection of Securities to be Repaid. If less than all the Notes are to be repaid on any Repayment Date (unless such repayment affects only a single Note), the particular Notes to be repaid shall be selected not more than 30 days prior to such Repayment Date by the Trustee in accordance with Section 11.03.
     The Trustee shall promptly notify the Company in writing of the Notes selected for partial repayment and the principal amount thereof to be repaid. For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of Notes shall relate, in the case of any Note repaid or to be repaid only in part, to the portion of the principal amount of such Note which has been or is to be repaid. If the Company shall so direct, Notes registered in the name of the Company or any Subsidiary thereof shall not be included in the Notes selected for repayment.
     Section 3.03. Notice of Repayment. Notice of repayment (each a “Notice of Repayment”) shall be given by first-class mail, postage prepaid, mailed not earlier than the 15th Business Day, and not later than the 10th Business Day, prior to the Repayment Date, to each Holder of the Notes to be repaid, at the address of such Holder as it appears in the Security Register; provided that additional notices (each a “Supplemental Notice”) may be given to the Holders specifying additional details relating to such repayment no later than the 5th Business Day prior to the Repayment Date.
     Each Notice of Repayment, to the extent not specified thereafter by any applicable Supplemental Notice, shall identify the Notes to be repaid (including CUSIP number) and shall state:
     (a) the Repayment Date, the price at which the Notes are to be repaid, and the amount of any accrued Interest (including Additional Interest) thereon as of the Repayment Date;

     (b) if less than all Outstanding Notes are to be repaid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular Notes to be repaid;
     (c) that on the Repayment Date, the principal amount of the Notes to be repaid shall become due and payable upon each such Note or portion thereof, and that Interest thereon shall cease to accrue on and after said date; and
     (d) the place or places where such Notes are to be surrendered for payment of the principal amount thereof.
     Notice of Repayment shall be given by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Notes designated for repayment as a whole or in part shall not affect the validity of the proceedings for the repayment of any other Notes.
     Section 3.04. Deposit of Repayment Amount. Prior to 10:00 a.m. New York City time on the Repayment Date specified in the Notice of Repayment, the Company shall deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 10.03) an amount of money, in immediately available funds, sufficient to pay the principal amount of, and any accrued Interest (including Additional Interest thereon) on, all the Notes which are to be repaid on that date.
     Section 3.05. Payment of Notes Subject to Repayment. If any Notice of Repayment has been given, the Notes or portion of the Notes with respect to which such notice has been given, or if any Supplemental Notice is given which identifies the particular Notes to be repaid, the Notes or portion thereof so identified, shall become due and payable on the date and at the place or places stated in such notice. On presentation and surrender of such Notes at a Place of Payment in said notice specified, the Notes or the specified portion thereof shall be paid by the Company at their principal amount, together with accrued Interest (including any Additional Interest thereon) to the Repayment Date.
     If any date fixed for repayment is not a Business Day, then repayment of the principal amount of the Notes and accrued and unpaid interest shall be made on the next day that is a Business Day, without any Interest or other payment for delay.
     Upon presentation of any Note repaid in part only, the Company shall execute and the Trustee, upon receipt of a Company Order to do so, shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Note or Notes, of authorized denominations, in aggregate principal amount equal to the portion of the Note not repaid and so presented and having the same date of original issuance, Scheduled Maturity Date, Final Maturity Date and terms.
     If any Note called for repayment shall not be so paid upon surrender thereof, the principal of such Note shall, until paid, bear Interest from the Repayment Date at the rate prescribed therefor in the Note.

ARTICLE 4
Satisfaction and Discharge
     Section 4.01. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect with respect to the Notes (except as to (i) any surviving rights of registration of transfer or exchange of Notes herein expressly provided for, (ii) any rights under Sections 2.07, 2.09, 10.02 and 10.03, (iii) rights hereunder of Holders to receive payments of principal of, and premium, if any, and Interest on, Notes, and other rights, duties and obligations of the Holders as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iv) the rights and immunities of the Trustee hereunder, and the obligations of the Trustee under or as described in this Article 4), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when:
          (1) either:
     (A) all Notes theretofore authenticated and delivered (other than (i) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced as provided in Section 2.09 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.03) have been delivered to the Trustee for cancellation; or
     (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and the Company has deposited or caused to be deposited with the Trustee as trust funds in trust
     (i) money in U.S. dollars in an amount sufficient, or
     (ii) (a) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in clause (B) of this subparagraph money in an amount, or (b) a combination of such money and such U.S. Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and Interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Scheduled Maturity Date, the Final Maturity Date or Redemption Date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and no deposit made under this Section 4.01 was made in violation of Section 12.02; provided, that, such Opinion of Counsel need not include an opinion as to the sufficiency of the funds deposited in trust and delivered to the Trustee pursuant to this Section 4.01.
     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.06, and, if money or U.S. Government Obligations shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 4.01, the obligations of the Trustee under Section 4.02 and the next to last paragraph of Section 10.03, shall survive.
     Section 4.02. Application of Trust Funds; Indemnification. Subject to the provisions of the next to last paragraph of Section 10.03, all money or U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and Interest for whose payment such money has been deposited with or received by the Trustee, but such money need not be segregated from other funds except to the extent required by law.
     (a) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 4.01, or the Interest and principal received in respect of such obligations other than any amount payable by or on behalf of Holders.
     (b) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 4.01 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the same opinions given to the Trustee pursuant to Section 4.01), is then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money was deposited or received. Such accounting opinion shall not be required once all amounts outstanding under the Notes and due under this Indenture have been paid in full.
     Section 4.03. Legal Defeasance and Discharge of Indenture. The Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Notes on the first date that all of the conditions set forth in the proviso below are satisfied, and the provisions of this Indenture, as it relates to such Outstanding Notes, shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request, execute proper instruments acknowledging the same), except as to:

     (a) the rights of Holders of Notes to receive, from the trust funds described in Section 4.03(c) hereof, (x) payment of the principal of (and premium, if any) and each installment of principal of (and premium, if any) or Interest on the Notes when such principal or installment of principal or Interest is due and payable in accordance with the terms of this Indenture and the Notes and (y) the benefit of any mandatory sinking fund payments applicable to the Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Notes;
     (b) the Company’s obligations with respect to such Notes under Sections 2.07, 2.09, Section 3.05, 10.02 and 10.03; and
     (c) the obligations of the Company to the Trustee under Section 6.06;
     provided, however, that the following conditions shall have been satisfied:
     (i) the Company has or caused to be irrevocably deposited (except as provided in Section 4.02) with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes,
     (A) money in U.S. Dollars in an amount sufficient, or
     (B) (1) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in this Section 4.03(c) money in an amount or (2) a combination of such money and such U.S. Government Obligations, sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and each installment of principal of (and premium, if any) and Interest on the Outstanding Notes on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Notes of such principal or installment of principal or Interest or on the applicable Redemption Date;
     (ii) such deposit shall not cause the Trustee with respect to the Notes to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Notes;
     (iii) such deposit will not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;
     (iv) no Event of Default or event which with notice or lapse of time would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit; and
     (v) if the deposit referred to in subparagraph (i) of this Section 4.03 is to be made on or prior to one year from the Scheduled Maturity Date for payment of principal of the Outstanding Notes, the Company has delivered to the Trustee an Opinion of

Counsel with no material qualifications or a favorable ruling of the United States Internal Revenue Service, in either case to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and such Opinion of Counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the United States Internal Revenue Service received by the Company, a Revenue Ruling published by the United States Internal Revenue Service or a change in applicable federal income tax law occurring after the date of this Indenture.
     Section 4.04. Defeasance of Certain Obligations. The Company shall be released from its obligations under Section 8.01, and the occurrence of an event specified in Section 5.03(1) shall not be deemed to be an Enforcement Event on and after the date the conditions set forth below are satisfied, (“Covenant Defeasance”) if:
     (i) the Company has deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes,
     (A) money in U.S. dollars in an amount sufficient, or
     (B) (1) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment referred to in this Section 4.04 money in an amount, or (2) a combination of such money and such U.S. Government Obligation, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the principal of (and premium, if any) and each installment of principal (and premium, if any) and Interest on the Outstanding Notes on the dates on which such payments are due and payable in accordance with the terms of this Indenture and the Notes;
     (ii) such deposit shall not cause the Trustee with respect to the Notes to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Notes;
     (iii) such deposit will not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;
     (iv) if the deposit referred to in subparagraph (i) of this Section, 4.04 is to be made on or prior to one year from the Scheduled Maturity Date or Final Maturity Date for payment of principal of the Outstanding Notes, the Company has delivered to the Trustee an Opinion of Counsel with no material qualifications or a favorable ruling of the United States Internal Revenue Service, in either case to the effect that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred; and
     (v) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the Covenant Defeasance contemplated by this Section 4.04 have been complied with.
ARTICLE 5
Remedies
     Section 5.01. Events of Default. “Event of Default” with respect to the Notes whenever used herein means any one of the following events that has occurred and is continuing:
     (1) default in the payment of Interest (including Additional Interest thereon) in full on any Note for a period of 30 days after the conclusion of a ten-year period following the commencement of any Deferral Period; or
     (2) the failure to pay the principal of any Note when due and payable, whether on the Final Maturity Date, upon redemption or upon a declaration of acceleration; or
     (3) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
     (4) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.
     Section 5.02. Acceleration of Maturity; Rescission and Annulment. If an Event of Default (other than an Event of Default under Section 5.01(3) or (4)) occurs and is continuing, then in every such case the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of, and accrued Interest (including Additional Interest thereon) on, all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable.
     In case of an Event of Default under Section 5.01(3) or (4) which occurs and is continuing with respect to the Notes, then all unpaid principal of, and accrued Interest (including

Additional Interest thereon) on, all such Outstanding Notes shall become immediately due and payable without any notice or other action on the part of the Trustee or the Holders of any Notes. For the avoidance of doubt, no other default or circumstances other than the ones specifically set forth in Section 5.01(1), (2), (3) or (4) under the Indenture shall give the Holders or the Trustee the right to declare the principal amount of, and accrued Interest (including Additional Interest thereon) or any other amounts on the Notes immediately due and payable.
     At any time after such a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Notes, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay
     (A) all overdue Interest on the Notes,
     (B) the principal of (and premium, if any, on) any Notes which have become due otherwise than by such declaration of acceleration and Interest thereon at the rate or rates prescribed therefor in the Notes,
     (C) to the extent that payment of such Interest is lawful, Interest on overdue Interest at the rate or rates prescribed therefor in the Notes, and
     (D) all sums paid or advanced by the Trustee and any predecessor Trustee hereunder and all sums due the Trustee and any predecessor Trustee under Section 6.06; and
     (2) all Events of Default with respect to the Notes, other than the non-payment of the principal of the Notes that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Section 5.03. Enforcement Events. The term “Enforcement Event” whenever used herein means any one of the following events:
     (1) default by the Company in the observance, satisfaction or performance of any of the covenants or agreements contained in this Indenture (other than a covenant or agreement in respect of the Notes a default in whose observance, satisfaction or performance is elsewhere in this Section or in Section 5.01 specifically dealt with) on the part of the Company in respect of the Notes that continues following a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same and stating that it is a “Notice of Enforcement Event” hereunder, shall have been given to the Company by the Trustee by registered mail, or to the Company and the

Trustee by the Holders of at least a majority in the aggregate principal amount of the Notes at the time Outstanding; or
     (2) unless the Scheduled Maturity Obligations shall have terminated in accordance with Section 2.02(a) and except under the circumstances set forth in Section 2.02(a)(viii), the Company’s failure to use Commercially Reasonable Efforts to raise sufficient proceeds from the issuance of Qualifying Capital Securities to repay the Notes in full on a Repayment Date;
     (3) the Company’s failure to pay Interest on the Notes in accordance with the Alternative Payment Mechanism as required herein; or
     (4) the Company’s failure to raise Eligible Proceeds.
     Except as provided in the last sentence of this paragraph, if any Enforcement Event with respect to the Notes occurs and is continuing, the Trustee may in its discretion, or at the written request of the Holders of at least a majority in principal amount of the Outstanding Notes after such Holders have provided the Trustee with reasonable indemnity or security as contemplated by Article 6 shall, subject to Article 6, proceed to protect and enforce its rights and the rights of the Holders of Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific performance of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy. The Company acknowledges that any failure by the Company to comply with its obligations under Section 5.03(2) through (4) hereof may result in material irreparable injury to Holders, for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 5.03(2) through (4) hereof.
     For the avoidance of doubt, an Enforcement Event shall not constitute an Event of Default under the Indenture (other than as specifically set forth under Section 5.01(1)) and shall not give the Holders or the Trustee the right to declare the principal amount of, and accrued Interest (including Additional Interest thereon) or any other amounts on the Notes immediately due and payable under any circumstances.
     Notwithstanding anything herein to the contrary, the Trustee shall have no responsibility, including any right or obligation to exercise remedies, with respect to a default by the Company with respect to any covenant contained herein, other than a covenant the violation of which constitutes, or with the giving of notice or the passage of time or both, would constitute, an Event of Default or an Enforcement Event; provided, that nothing in this paragraph shall impair the right of the Trustee to enforce the Company’s obligations hereunder with respect to the Trustee’s compensation, reimbursement of expenses and advances and indemnities.
     Section 5.04. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium or Interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:
     (i) to file and prove a claim for the whole amount of principal (and premium, if any) and Interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and
     (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.06.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
     Section 5.05. Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
     Section 5.06. Application of Money Collected. Any money collected by the Trustee pursuant to this article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or Interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee and each predecessor Trustee under Section 6.06;
     SECOND: Subject to Article 12, to the payment of the amounts then due and unpaid for principal of (and premium, if any) and Interest on the Notes in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and Interest, respectively; and
     THIRD: To the Company.
     Section 5.07. Limitation on Suits. No Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) an Event of Default or Enforcement Event shall have occurred and be continuing, and such Holder has previously given written notice to the Trustee of such continuing Event of Default or Enforcement Event, as the case may be;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Notes in the case of an Event of Default, or a majority in principal amount of the Outstanding Notes in the case of an Enforcement Event, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default or Enforcement Event, as the case may be, in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) in the case of an Event of Default, no direction inconsistent with such request shall have been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
     Section 5.08. Unconditional Right of Holders to Receive Principal, and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 2.12 and to the limitation as to Interest specified in Section 2.02(d)(iv)) Interest on such Note at the times herein prescribed and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
     Section 5.09. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 5.10. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 5.11. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Notes to exercise any right or remedy accruing upon any Event of Default or Enforcement Event shall impair any such right or remedy or constitute a waiver of any such Event of Default or Enforcement Event or any acquiescence therein. Every right and remedy given by this article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 5.12. Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes shall have the right (subject to the Trustee’s right first to be indemnified for associated costs and liabilities as provided in Article 6) to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes, provided, however, that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture, expose the Trustee to personal liability or be unduly prejudicial to Holders not joining therein; and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Nothing in this Indenture shall impair the right of the Trustee to take any other action deemed proper by the Trustee which is not inconsistent with such direction.
     Section 5.13. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder and its consequences, except that the consent of each Holder of Notes affected thereby is required to waive a default:
     (1) in the payment of the principal of (or premium, if any) or Interest on any Note; or
     (2) in respect of any provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

     Upon any such waiver, such default shall cease to exist, and any Event of Default or Enforcement Event arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 5.14. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (or premium, if any) or Interest on any Notes on or after the Final Maturity Date expressed in such Note (or, in the case of redemption, on or after the Redemption Date).
     Section 5.15. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 5.16. Notice of Defaults. Within 90 days after the occurrence of a default or Event of Default or Enforcement Event hereunder is known to the Responsible Officer of the Trustee, the Trustee shall transmit by mail to all Holders of Notes, as their names and addresses appear in the Note Register, notice of such default hereunder, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any), or Interest (including Additional Interest) on, any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Notes. For the purpose of this Section 5.16, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default or Enforcement Event.

ARTICLE 6
The Trustee
     Section 6.01. Duties and Responsibilities of Trustee. With respect to the Holders of the Notes issued hereunder, the Trustee, prior to the occurrence of an Event of Default or an Enforcement Event with respect to the Notes known to the Trustee and after the curing or waiving of all Events of Default or Enforcement Events which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default or an Enforcement Event with respect to the Notes known to the Trustee has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
     (1) prior to the occurrence of an Event of Default or an Enforcement Event with respect to the Notes known to the Trustee and after the curing or waiving of all Events of Default or Enforcement Events which may have occurred: (a) the duties and obligations of the Trustee with respect to the Notes shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (b) in the absence of bad faith, gross negligence or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (3) the Trustee shall not be liable with respect to any action taken, omitted or suffered to be taken by it in good faith in accordance with the direction of the holders of Notes pursuant to Section 5.12 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Notes; and
     (4) none of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     Section 6.02. Reliance on Documents, Opinions, etc. Subject to the provisions of Section 6.01:
     (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any Board Resolution, Officers’ Certificate, statement, instrument, Opinion of Counsel, opinion, report, notice, request, direction, consent, order, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (2) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the chief executive officer, its president or one of its vice presidents or its secretary, assistant secretary, treasurer or assistant treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary, an Assistant Secretary or an attesting secretary of the Company (unless other evidence in respect thereof be herein specifically prescribed);
     (3) the Trustee may consult with counsel and any advice of counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, omitted or suffered to be taken by it hereunder in good faith and in accordance with such advice of counsel or Opinion of Counsel;
     (4) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;
     (5) the Trustee shall not be liable for any action taken, omitted or suffered by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (6) the Trustee shall not be bound to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document unless requested in writing so to do by the Holders of a majority in aggregate principal amount of the Outstanding Notes; provided, however, that if the payment within a reasonable time to the Trustee of the costs and expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security conferred upon it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to so proceeding; and the reasonable expense of such investigation shall be paid by the Company, or, if paid by the Trustee, shall be repaid by the Company upon demand;
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and
     (8) the Trustee shall not be charged with knowledge of any default, Event of Default or Enforcement Event unless and except to the extent either (1) a Responsible Officer of the Trustee shall have actual knowledge of such default, Event of Default or Enforcement Event, or (2) written notice of such default, Event of Default or Enforcement Event shall have been given to the Trustee at the Corporate Trust Office, which notice makes reference to the Notes or this Indenture.
     Section 6.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Notes shall be taken as the statements of the Company (except in the Trustee’s certificates of authentication), and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Notes, provided that the Trustee shall not be relieved of its duty to authenticate Notes only as authorized by this Indenture. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.
     Section 6.04. Ownership of Notes. The Trustee and any agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee or such agent.
     Section 6.05. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with 313(a) of the Trust Indenture Act, if required by such 313(a) of the Trust Indenture Act. The Trustee also shall comply with Section 313(b) of the Trust Indenture Act. The Trustee shall also transmit by mail all reports required by Section 313(c) of the Trust Indenture Act.
     Section 6.06. Compensation and Indemnity. The Trustee shall be entitled to such compensation as shall be agreed with the Company for all services rendered by them hereunder, and the Company agrees promptly to pay such compensation and to reimburse the Trustee for the reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by them in connection with or arising out of their services hereunder or the issuance of the Notes. The Company also agrees to indemnify the Trustee for, and to hold them harmless against, any loss, damages, claim, liability or expense (including reasonable counsel fees and expenses), incurred without negligence or bad faith, arising out of or in connection with their acting as Trustee hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises. The obligations of the Company under this Section 6.06 shall survive the termination of this Agreement, payment of all the Notes or the resignation or removal of the Trustee. The Trustee shall promptly notify the Company of any claim for which the Trustee may seek indemnity, including costs and expenses of defending the relevant party against any claim for liability arising from the exercise or performance of any of its powers or duties hereunder. The Company shall not be obligated to pay for any settlement of any such claim made without its consent. To secure the Company’s payment obligations in this Section 6.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, in its capacity as Trustee, except money or property held in trust to pay principal of, premium, if any, and interest on particular Notes.
     Section 6.07. Officers’ Certificate as Evidence. Subject to the provisions of Sections 6.01 and 6.02, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of gross negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, omitted or suffered by it under the provisions of this Indenture upon the faith thereof.
     Section 6.08. Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any state thereof or the District of Columbia, which (a) is authorized under such laws to exercise corporate trust powers and (b) is subject to supervision or examination by Federal or State authority and (c) shall have at all times a combined capital and surplus of not less than $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law, or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.07, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.07, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.08.
     Section 6.09. Resignation or Removal of Trustee. The Trustee may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall not be less than 60 days from the date on which such notice is given, unless the Company agrees to accept shorter notice. The Trustee hereunder may be removed at any time by the filing with it of an instrument in writing signed on behalf of the Company and specifying such removal and the date when it shall become effective. The Holders of a majority in aggregate principal amount of the Outstanding Notes may remove the Trustee as Trustee by notifying the removed Trustee and the Company. Notwithstanding the dates of effectiveness of resignation or removal, as the case may be, to be specified in accordance with the preceding sentences, such resignation or removal shall take effect only upon the appointment by the Company, as hereinafter provided, of a successor Trustee (which, to qualify as such, shall for all purposes hereunder be a corporation organized and doing business under the laws of the United States of America or any state thereof or the District of Columbia, in good standing and having and acting, either itself or through an affiliate, through an established place of business in the Borough of Manhattan, The City of New York, authorized under such laws to exercise corporate trust powers and having a combined capital and surplus in excess of $50,000,000) and the acceptance of such appointment by such successor Trustee. Upon its resignation or removal, the Trustee shall be entitled to payment by the Company pursuant to Section 6.06 hereof of compensation for services rendered and to reimbursement of reasonable out-of-pocket expenses incurred hereunder.
     Section 6.10. Successors. In case at any time the Trustee (or any Paying Agent if such Paying Agent is the only Paying Agent located in a place where, by the terms of the Notes or this Indenture, the Company is required to maintain a Paying Agent) shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they severally mature, or if a receiver of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of applicable receivership, bankruptcy, insolvency or other similar legislation, or if any public officer shall take charge or control of it or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Trustee or Paying Agent, as the case may be, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Trustee or Paying Agent, as the case may be, and the predecessor Trustee or Paying Agent, as the case may be. Upon the appointment as aforesaid of a successor Trustee or Paying Agent, as the case may be, and acceptance by such successor of such appointment, the Trustee or Paying Agent, as the case may be, so succeeded shall cease to be Trustee or Paying Agent, as the case may be, hereunder. Within one year after the successor Trustee or Paying Agent, as the case may be, takes office, the Holders of a majority in aggregate principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company. If no successor Trustee or other Paying Agent, as the case may be, shall have been so appointed by the Company and shall have accepted appointment as hereinafter provided within 60 days after such resignation, removal or disqualification, and, in the case of such other Paying Agent, if such other Paying Agent is the only Paying Agent located in a place where, by the terms of the Notes or this Indenture, the Company is required to maintain a Paying Agent, then any Holder of a Note who has been a bona fide Holder of a Note for at least six months (which Note, in the case of such other Paying Agent, is referred to in this sentence), on behalf of himself and all others similarly situated, or the Trustee, may petition any court of competent jurisdiction for the appointment of a successor trustee or paying agent, as the case may be. The Company shall give prompt written notice to each other Paying Agent of the appointment of a successor Trustee.
     Section 6.11. Acknowledgement. Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Trustee hereunder and all provisions hereof shall be binding on such successor Trustee, and such predecessor, upon payment of its compensation and reimbursement of its disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Trustee shall be entitled to receive, all monies, securities, books, records or other property on deposit with or held by such predecessor as Trustee hereunder.

     Section 6.12. Merger, Consolidation, etc. Any bank or trust company into which the Trustee hereunder may be merged, or resulting from any merger or consolidation to which the Trustee shall be a party, or to which the Trustee shall sell or otherwise transfer all or substantially all of its corporate trust business, provided that it shall be qualified as aforesaid, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto.
     Section 6.13. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents which shall be authorized to act on behalf of the Trustee to authenticate Notes issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or repayment or pursuant to Section 2.06, and Notes so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Note Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

     The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.
     If an appointment is made pursuant to this Section, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
     “This is one of the Notes referred to in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
As Authenticating Agent

By:

Authorized Signatory”
ARTICLE 7
Delivery of Certain Information
     Section 7.01. Delivery of Rule 144A Information and Annual Conference Call.
     At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act and for so long there be any Outstanding Notes, the Company shall, (i) upon the request of a Holder, promptly furnish or cause to be furnished Rule 144A Information to such Holder or to a prospective purchaser of such a Note who is designated by such Holder in order to permit compliance by such Holder with Rule 144A under the Act in connection with the resale of such Note by such Holder and (ii) no later than 90 days after the end of each fiscal year of the Company, conduct a conference call for Holders with respect to the Company’s financial condition and results of operations for such fiscal year. The Company shall send notice to Holders in accordance with Section 1.06 regarding the time, date and access information for such conference call no fewer than 15 Business Days prior to such conference call.
     Section 7.02. Reports.
     (a) At any time when the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company covenants and agrees to provide to the Trustee such reports, information and documents, if any, filed with the Commission.
     (b) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE 8
Successors
     Section 8.01. Merger, Consolidation, or Sale of Assets. As long as any Notes are outstanding, the Company shall not consolidate or merge with or into any other Person or convey, transfer, lease, sell or assign all or substantially all of its properties and assets to another Person, unless:
     (i) either (A) the Company is the continuing Person or (B) both (x) the successor Person expressly assumes by an indenture supplemental hereto executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of, and premium, if any, and Interest on the Notes, and the performance of every other covenant of this Indenture on the part of the Company to be performed or observed; and (y) the Person formed by the consolidation or into which the Company is merged or the Person that acquires all or substantially all of the properties and assets of the Company is a corporation or limited liability company organized and validly existing under the laws of the United States, any State or the District of Columbia;
     (ii) immediately after giving effect to such transaction, no Event of Default and no event that, after notice or lapse of time or both, would become an Event of Default shall have happened and be continuing; and
     (iii) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     Section 8.02. Successor Corporation Substituted. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer, lease, sale or assignment of all or substantially all of the properties and assets of the Company in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease or sale or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 9
Amendments and Supplemental Indentures
     Section 9.01. Supplemental Indentures Without Consent of Holders. Subject to Section 9.06, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to evidence the succession of another Person to the Company, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company under the Indenture and the Notes pursuant to Article 8 hereof; provided that the event giving rise to such succession was otherwise in accordance with the provisions set forth in this Indenture;
     (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions for the benefit of the Holders of the Notes or to surrender any right or power herein conferred upon the Company;
     (c) to amend the definition of “APM Securities” to eliminate Common Stock and/or Mandatorily Convertible Preferred Stock from such definition, subject to the conditions specified under the proviso of the definition of “APM Securities”;
     (d) to make any changes that would provide any additional rights or benefits to the Holders;
     (e) to increase the Share Cap;
     (f) to provide for the issuance of Additional Notes in accordance with the provisions of this Indenture;
     (g) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Notes;
     (h) to provide any guarantee of the Notes;
     (i) to cure any ambiguity or omission, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; or
     (j) to make any other provisions with respect to matters or questions arising under this Indenture, in each case, which shall not be inconsistent with the provisions herein, provided such action shall not adversely affect the interests of the Holders in any material respect.
     No amendment to this Indenture or the Notes made solely to conform this Indenture to the description of the Notes contained in the Offering Memorandum will be deemed to adversely affect the interests of the Holders.

     The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 9.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time Outstanding, notwithstanding any of the provisions of Section 9.02.
     After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders of the Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.
     Section 9.02. Supplemental Indentures With Consent of Holders. Subject to Section 9.06, with the consent (evidenced as provided in Section 1.04) of the Holders of not less than a majority in the aggregate principal amount of the Notes at the time Outstanding, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes, and the Company shall not modify or supplement the Replacement Capital Covenant in a manner to impose additional restrictions on the type or amount of Qualifying Capital Securities that the Company may include for purposes of determining when repayment, redemption or purchase of the Notes is permitted without obtaining the consent of at least a majority of the Holders of the Notes. However, no such supplemental indenture shall, with respect to each Note held by a non-consenting Holder:
     (a) change the Scheduled Maturity Date or the Final Maturity Date of the principal of, or any installment of Interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon, alter the manner of calculation of Interest payable or extend the time for payment of Interest on any Note;
     (b) reduce the percentage in principal amount of the Notes the consent of whose Holders of Outstanding Notes is required for any supplement or amendment to this Indenture, or the consent of whose Holders of Outstanding Notes is required for any waiver provided for in this Indenture;
     (c) modify the interest rate reset provisions of any Note;
     (d) reduce the Redemption Price of the Notes, or change the time at which the Notes may or must be redeemed or purchased, or change any place of payment where any Note or Interest thereon is payable;
     (e) make any change to the abilities of Holders to enforce their rights under this Indenture or the Notes; or

     (f) make any change in the provisions of the Indenture relating to waivers of past defaults or the rights of holders of Notes to receive payments of principal of, premium, if any, or Interest, or Additional Interest, if any, on the Notes,
without, in the case of each of the foregoing clauses (a) through (f), the consent of the Holder of each Note so affected.
     Upon the request of the Company, accompanied by a Board Resolution authorizing the execution and delivery of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     After an amendment under this Section 9.02 becomes effective, the Company shall mail to Holders of the Notes a notice briefly describing such amendments. The failure to give such notice to all Holders of Notes, or any affect therein, shall not impair or affect the validity of any amendment under this Section 9.02.
     Section 9.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article 9, this Indenture shall be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 9.04. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 9 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Notes then Outstanding.
     Section 9.05. Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may require delivery to it, and shall be protected from liability in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 9.

     Section 9.06. Prohibition on Certain Amendments and Supplements. Notwithstanding any provision contained in this Article 9, neither the Company nor the Trustee may amend or supplement the Indenture or the Notes to add Events of Default or other acceleration events.
ARTICLE 10
Covenants
     Section 10.01. Payment of Principal and Interest. Subject to Section 2.02(d), the Company covenants and agrees for the benefit of the Notes that it will duly and punctually pay the principal of (and premium, if any) and Interest on the Notes in accordance with the terms of the Notes and this Indenture. At the option of the Company, payment of principal (and premium, if any) and Interest on the Notes may be made either by wire transfer or (subject to collection) by check mailed to the address of the Person entitled thereto at such address as shall appear in the Note Register; provided that, in connection with payment by wire transfer, the Paying Agent shall have received appropriate wire transfer instructions at least five Business Days prior to the applicable payment date.
     Section 10.02. Maintenance of Office or Agency. The Company will maintain in each Place of Payment an office or agency where the Notes may be presented or surrendered for payment, registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company hereby initially appoints the Trustee its office or agency for each of said purposes. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 10.03. Money for Notes; Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to the Notes, it will, on or before each due date of the principal of (and premium, if any) or Interest on the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or Interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or prior to each due date of the principal of (and premium, if any) or Interest on the Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or Interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee a written instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of (and premium, if any) or Interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or Interest on the Notes; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or Interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or Interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look, only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the City, County and State of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     Section 10.04. Maintain Existence. Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors or senior management of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
     Section 10.05. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the best knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.
ARTICLE 11
Redemption of Notes
     Section 11.01. General. The Notes shall be redeemable in accordance with Section 2.02(g) and this Article 11. Repayment of the Notes under Section 2.02(a) shall be in accordance with Article 3 of this Indenture. In addition, the Company may purchase, acquire or otherwise hold Notes.
     Section 11.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Notes shall be evidenced by a Board Resolution. In case of any redemption of the Notes in whole or in part under Section 2.02(g) of this Indenture, the Company shall, at least 2 Business Days prior to the date that Notice of Redemption is required to be given to Holders under Section 11.04 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Notes to be redeemed, such notice to be accompanied by an Officers’ Certificate stating that no defaults in the payment of Interest or Events of Default with respect to the Notes have occurred (which have not been waived or cured). In the case of any redemption of Notes (x) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture or (y) pursuant to an election of the Company which is subject to a condition specified in the terms of such Notes or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction or condition.
     Section 11.03. Selection by Trustee of Notes to Be Redeemed. If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 30 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, by such method as the Trustee in its sole discretion shall deem fair and appropriate and which may provide for the selection or redemption of portions (equal to authorized denominations for Notes) of the principal amount of Notes of a denomination larger than the minimum authorized denomination for Notes.

     The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Notes redeemed or to be redeemed only in part, to the portion of the principal amount of such Notes which has been or is to be redeemed.
     Section 11.04. Notice of Redemption. Notice of Redemption shall be given by first-class mail, postage prepaid, or by facsimile electronic transmission, mailed or transmitted not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the Holder’s address appearing in the Note Register (“Notice of Redemption”). Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not such Holder receives the notice. Failure to give notice by mail, or any defect in the notice to any such Holder in respect of any Note, shall not affect the validity of the proceedings for the redemption of any other Note.
     All notices of redemption shall state:
     (1) the Redemption Date;
     (2) the Redemption Price and any accrued Interest, or if the Redemption Price is not then ascertainable, the manner of calculation thereof;
     (3) if less than all the Outstanding Notes are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Notes to be redeemed;
     (4) that on the Redemption Date, the Redemption Price and any accrued Interest will become due and payable upon each such Note to be redeemed;
     (5) the place or places where such Notes are to be surrendered for payment of the Redemption Price; and
     (6) the CUSIP number and, if applicable, the ISIN number, of the Notes being redeemed.
     Notice of Redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, upon Company Request, by the Trustee to each Holder of the Notes to be redeemed in the name and at the expense of the Company, provided that the Company makes such request to the Trustee in writing at least 2 Business Days prior (unless the Trustee agrees to a shorter period) to the date by which such Notice of Redemption must be given to Holders in accordance with this Section 11.04.
     Section 11.05. Deposit of Redemption Price. Prior to 10:00 a.m. New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in

Section 10.03) an amount of money, in funds immediately available on the due date, sufficient to pay the Redemption Price. Promptly after the calculation of the Redemption Price, the Company will give the Trustee and any Paying Agent written notice thereof.
     Section 11.06. Notes Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear Interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price and in accordance with Section 2.02(c).
     If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear Interest from the Redemption Date at the rate prescribed therefor in the Note.
     The Trustee shall not redeem any Notes pursuant to this Article (unless all Outstanding Notes are to be redeemed) or mail or give any notice of redemption of Notes during the continuance of an Event of Default hereunder known to the Trustee, except that, where the mailing of notice of redemption of any Notes shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Notes, provided, however, that it shall have received from the Company a sum sufficient for such redemption. Except as aforesaid, any moneys theretofore or thereafter received by the Trustee shall, during the continuance of such Event of Default, be deemed to have been collected under Article 5 and held for the payment of all Notes. In case such Event of Default shall have been waived as provided in Section 5.13 or the default cured on or before the 60th day preceding the Redemption Date, such moneys shall thereafter be applied in accordance with the provisions of this Article.
     Section 11.07. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.
ARTICLE 12
Subordination
     Section 12.01. Agreement to Subordinate.
     (a) The Company covenants and agrees, and each Holder of Notes issued hereunder by such Holder’s acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article 12; and each Holder of a Note, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.
     (b) The payment by the Company of the principal of (and premium, if any), and Interest (including Deferred Interest) on, and all other amounts owing in respect of the Notes issued hereunder, which amounts shall not include certain amounts of Interest upon a Bankruptcy Event as set forth in Section 2.02(d)(iv), shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full in cash of the principal of, Interest on and all other amounts owing in respect of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred, and shall rank pari passu with the Company’s trade accounts payable, accrued liabilities arising in the ordinary course of business and any debt that by its terms ranks pari passu with the Notes.
     (c) No provision of this article shall prevent the occurrence of any default or Event of Default or Enforcement Event hereunder.
     Section 12.02. Default on Senior Indebtedness.
     (a) No payment of any kind or character by or on behalf of the Company with respect to principal of (and premium, if any), Interest on or other amounts owing in respect of the Notes or to acquire any of the Notes for cash, property or otherwise, whether pursuant to the terms of the Notes on the Final Maturity Date or upon acceleration, by way of repurchase, redemption, defeasance or otherwise, will be made if, at the time of such payment, any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Indebtedness, and such default shall not have been cured or waived or the benefits of this Section 12.02(a) waived by or on behalf of the holders of such Senior Indebtedness.
     (b) In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by Section 12.02(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.
     Section 12.03. Liquidation; Dissolution; Bankruptcy.
     (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any total or partial dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary, assignment for the benefit of creditors or marshalling of the Company’s assets, or in bankruptcy, insolvency, receivership or other similar proceedings relating to the Company or its assets, whether voluntary or involuntary, all principal, premium, if any, and interest and all other amounts due or to become due regarding all Senior Indebtedness of the Company shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of the Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any principal of (premium, if any), Interest on or other amounts owing in respect of the Notes, or for the acquisition of any of the Notes for cash, property or otherwise; and upon any such dissolution, winding-up, liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character whether in cash, property or securities, which the Holders or the Trustee would be entitled to receive from the Company, except for the provisions of this Article, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness of the Company or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full in cash, or to cause such payment to be duly provided for to the satisfaction of the holders of the Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee;
     (b) In the event that, notwithstanding Section 12.03(a), any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by Section 12.03(a), shall be received by the Trustee before all Senior Indebtedness of the Company is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, to the extent necessary to pay such Senior Indebtedness in full, in cash, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.
     (c) For purposes of this Article 12, the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article with respect to the Notes to the payment of all Senior Indebtedness of the Company that may at the time be outstanding; provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or limited liability company or the liquidation or dissolution of the Company following the conveyance, transfer, sale or assignment of all or substantially all of the properties and assets of the Company, to another corporation or limited liability company upon the terms and conditions provided for in Article 8 of this Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this

Section 12.03 if such other corporation or limited liability company shall, as part of such consolidation, merger, conveyance, transfer, sale or assignment, comply with the conditions stated in Article 8 of this Indenture. Nothing in Section 12.02 or in this Section 12.03 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.06 of this Indenture.
     Section 12.04. Subrogation.
     (a) Subject to the payment in full of all Senior Indebtedness of the Company then outstanding, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of and premium, if any, and Interest on the Notes shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 12, and no payment over pursuant to the provisions of this Article 12 to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article 12 are and are intended solely for the purposes of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.
     (b) Nothing contained in this Article 12 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of (premium, if any) and Interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and the creditors of the Company other than the holders of Senior Indebtedness nor shall anything herein or therein prevent the Trustee or any Holder of Notes from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.
     (c) Upon any payment or distribution of assets of the Company referred to in this Article 12, the Trustee, subject to the provisions of Section 6.01 of this Indenture, and the Holders shall be entitled to rely conclusively upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or the Holders, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this article.
     Section 12.05. Trustee to Effectuate Subordination. Each Holder of Notes by such Holder’s acceptance thereof authorizes the Trustee on such Holder’s behalf, if so directed by the

Company, to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 12 and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.
     Section 12.06. Notice by the Company.
     (a) The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 12. Notwithstanding the provisions of this Article 12 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 12, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a Holder or holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01 of this Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.06(a) at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or Interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which such money was received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.
     (b) The Trustee, subject to the provisions of Section 6.01 of this Indenture, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder), to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 12.07. Rights of the Trustee; Holders of Senior Indebtedness.
     (a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 12 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

     (b) With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12 and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 6.01 of this Indenture, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article 12 or otherwise.
     (c) Nothing in this Article 12 shall be applicable to any payments made or owing to the Trustee pursuant to or as described in Section 6.06.
     Section 12.08. Subordination May Not Be Impaired.
     (a) No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination provided in this Article 12 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.
     (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness of the Company may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination provided in this Article 12 or the obligations hereunder of the Holders to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising or waive any rights against the Company and any other Person.
     (c) Each present and future holder of Senior Indebtedness shall be entitled to the benefit of the provisions of this Article notwithstanding that such holder is not a party to this Indenture.
     Section 12.09. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 12 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 12 in addition to or in place of the Trustee; provided, however, that this Section 12.09 shall not apply to the Company or any affiliate of the Company if it or such affiliate acts as Paying Agent.

     Section 12.10. Defeasance of this Article. Notwithstanding anything contained herein to the contrary, payments from cash or the proceeds of U.S. Government Obligations held in trust under Article 4 hereof by the Trustee and which were deposited in accordance with the terms of Article 4 hereof and not in violation of Section 12.02 hereof for the payment of principal of and premium, if any, and Interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article, and none of the Holders or the Trustee shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness or any representative or trustee therefor or any other creditor of the Company.
     Section 12.11. Subordination Language to Be Included in Notes. Each Note shall contain a subordination provision which will be substantially in the following form:
“The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash of all Senior Indebtedness (as defined in the Indenture). Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes the Trustee on his behalf, if so directed by the Company, to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.”
ARTICLE 13
Calculation Agency
     Section 13.01. Appointment of Calculation Agent. Upon the terms and subject to the conditions set forth herein, the Company hereby appoints the Trustee as the Calculation Agent hereunder and the Trustee hereby accepts such appointment. The Calculation Agent hereby agrees to calculate the interest rates (the “Interest Rates”) on the Notes in the manner and at the times provided in this Indenture. The Calculation Agent shall exercise due care to determine the Interest Rates on the Notes and shall communicate the same to the Company, the Depositary or other applicable depositary and any paying agent identified to it in writing promptly after each such determination. The Calculation Agent will, upon the written request of a Holder of a Note, provide (i) the Interest Rate then in effect with respect to such Note and (ii) if determined, the Interest Rate with respect to such Note which will become effective for the next Interest Period.
     Section 13.02. Status of the Calculation Agent. Any acts taken by the Calculation Agent under this Article 13, including specifically, but without limitation, the calculation of any Interest Rate for the Notes, shall be deemed to have been taken by the Calculation Agent solely in its capacity as an agent acting on behalf of the Company and shall not create or imply any obligation to, or any agency or trust relationship with, any of the Holders of the Notes.
     Section 13.03. Fees and Expenses. The Calculation Agent shall be entitled to such compensation for all services as Calculation Agent rendered under this Agreement in accordance with its schedule of fees and charges provided to the Company on or before the date hereof. The Company agrees to pay such fees and charges and shall reimburse the Calculation Agent for all reasonable out-of-pocket expenses, disbursements and advances (including reasonable legal fees and expenses) incurred or made by the Calculation Agent in connection with the services rendered by it under this Article 13.
     Section 13.04. Rights and Liabilities of the Calculation Agent. In the absence of gross negligence or willful misconduct, the Calculation Agent, its directors, officers, employees and agents shall be protected and shall incur no liability for or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon the terms of the Notes or any order, written instruction, notice, request, direction, statement, certificate, consent, report, affidavit or other instrument, paper, document or communication (each a “Communication”) reasonably believed by it in good faith to be genuine. Any Communication from the Company or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to or as permitted by any provision of this Article 13 shall be sufficient for purposes of this Article 13 if such Communication is in writing and signed by any officer of the Company. The Calculation Agent may consult with counsel satisfactory to it and the written advice of such counsel shall constitute full and complete authorization and protection of the Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the written advice of such counsel. The Calculation Agent shall not be liable for any error resulting from use of or reliance on a source or publication required to be used by the Calculation Agent in determining an Interest Rate as provided in this Indenture. Neither the Calculation Agent nor its directors, officers, employees or agents shall be liable to the Company for any action taken, omitted to be taken or suffered by it hereunder, except in the case of gross negligence or willful misconduct.
     Section 13.05. Duties of the Calculation Agent. The duties and obligations of the Calculation Agent shall be determined solely by the express provisions of this Article 13 and no implied covenants or obligations shall be read into this Article 13 against the Calculation Agent. The Calculation Agent may perform any duties hereunder directly or by or through agents or attorneys and the Calculation Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     Section 13.06. Termination, Resignation or Removal of the Calculation Agent. The Calculation Agent may at any time terminate its appointment as Calculation Agent by giving written notice to the Company specifying the date on which its desired resignation shall become effective; provided, however, that such notice shall be given no less than sixty (60) days prior to said effective date unless the Calculation Agent and the Company otherwise agree in writing. The Company may terminate the appointment of the Calculation Agent at any time by giving written notice to the Calculation Agent and specifying the effective date of such termination which shall be at least thirty (30) days after the date of notice and shall not be less than fifteen (15) days prior to the next Interest Payment Date. No termination by either the Calculation Agent or the Company shall become effective prior to the date of the appointment by the Company of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent as provided in Section 13.07 hereof. Upon termination by either party pursuant to the provisions of this Section, the Calculation Agent shall be entitled to the payment of any compensation owed to it by the Company hereunder and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with the services rendered by it hereunder, as provided by Section 13.03 hereof. The provisions of Section 13.04 and Section 13.08 hereof shall remain in effect following termination by either party.
     Section 13.07. Appointment of Successor Calculation Agent. In the event of the termination of the appointment of the Calculation Agent pursuant to Section 13.06 hereof, the Company shall promptly appoint a successor Calculation Agent. Any successor Calculation Agent appointed by the Company shall execute and deliver to the original Calculation Agent and the Company an instrument accepting such appointment. Thereupon, such successor Calculation Agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, immunities, duties and obligations of the Calculation Agent with like effect as if originally named as Calculation Agent hereunder. Upon the acceptance of such appointment, the original Calculation Agent shall be obligated to transfer and deliver to the successor Calculation Agent such relevant records or copies thereof maintained by the Calculation Agent in connection with the performance of its obligations hereunder. In the event of a change in the Calculation Agent, holders of the Notes will be informed of such change in the manner provided for in this Indenture.
     Section 13.08. Indemnification. The Corporation shall indemnify and hold harmless the Calculation Agent and its officers, directors, employees, representatives and agents to the same extent provided in Section 6.05 hereof.
     Section 13.09. Merger, Consolidation or Sale of Business by the Calculation Agent. Any Person into which the Calculation Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Calculation Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Calculation Agent, shall be successor to the Calculation Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
[Signature pages follow]

          IN WITNESS WHEREOF, the undersigned have caused this Indenture to be duly executed as of the day and year first before written.

SYMETRA FINANCIAL CORPORATION
By:
	Name:	Margaret A. Meister
	Title:	Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
	Name:	Carolyn Whalen
	Title:	Vice President

EXHIBIT A-1
FORM OF RULE 144A GLOBAL NOTE OR REGULATION S PERMANENT NOTE
(FACE OF NOTE)
[Restricted Securities Legend]1
[Global Securities Legend]

[CUSIP No. 87151QAB2	[CUSIP No. U79664AB1
ISIN No. US87151QAB23] [2]	ISIN No. USU79664AB19][3]
SYMETRA FINANCIAL CORPORATION
CAPITAL EFFICIENT NOTES DUE 2067
No.
     SYMETRA FINANCIAL CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay [Cede & Co.] or its registered assigns, the principal amount of $          , which amount may be increased or decreased from time to time on Schedule I hereto on October 15, 2067 (the “Final Maturity Date”); provided that the principal amount of, and all accrued and unpaid Interest on, this Security shall be payable in full on October 15, 2037 (the “Scheduled Maturity Date”) or any subsequent Interest Payment Date to the extent, and subject to the conditions, set forth in the Indenture; provided further that, if any date fixed for redemption or repayment is not a Business Day, redemption or repayment of the principal amount will be made on the next day that is a Business Day, without any Interest or other payment as a result of such delay.

[1]	To be inserted in any Regulation S Global Security or Rule 144A Global Note unless pursuant to its terms, the legend may be removed.

[2]	To be inserted in any Rule 144A Global Note.

[3]	To be inserted in any Regulation S Global Note.
A-1-1

     The Company further promises to pay Interest on said principal amount from October 10, 2007 or from the most recent Interest Payment Date for which Interest has been paid or duly provided for. This Security shall bear Interest (i) from and including October 10, 2007 to but excluding October 15, 2017 (or if earlier, until the principal hereof is paid in full), at the annual rate of 8.300%, payable, and subject to deferral, in each case as set forth in the Indenture, and (ii) from and including October 15, 2017 to but excluding the Final Maturity Date (or if earlier, until the principal hereof is paid in full), at an annual rate equal to Three-month LIBOR plus 4.177%, payable, and subject to deferral, in each case as set forth in the Indenture.
     The Company shall have the right, at any time and from time to time prior to the Final Maturity Date to defer the payment of Interest on this Security as set forth in, and subject to the conditions specified in, the Indenture.
     Each Holder, by such Holder’s acceptance hereof, agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of this Security, such Holder shall not have a claim for, and shall have no right to receive, unpaid Deferred Interest (including Additional Interest thereon) to the extent that such Deferred Interest (including Additional Interest thereon) exceeds the sum of (x) Interest that relates to the earliest two years of the portion of the Deferral Period for the Notes for which Interest has not been paid (including Additional Interest thereon) and (y) an amount equal to such Holder’s pro rata share of the excess, if any, of the Preferred Stock Cap over the aggregate amount of net proceeds from the sale of the Company’s Qualifying Non-Cumulative Perpetual Preferred Stock and unconverted and outstanding Mandatorily Convertible Preferred Stock that the Company has applied to pay Interest on the Notes pursuant to the Alternative Payment Mechanism. To the extent that such claim for unpaid Deferred Interest (including Additional Interest thereon) exceeds the amount set forth in clause (x), the Holders shall be deemed to agree that the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the claims of the holders, if any, of the Company’s Qualifying Non-Cumulative Perpetual Preferred Stock.
     The Company may, at its option and subject to the terms and conditions of the Indenture and Article 11 of the Indenture, redeem this Security (A) in whole or in part on October 15, 2017 and on each Interest Payment Date thereafter at a Redemption Price equal to 100% of the principal amount of this Security plus accrued and unpaid Interest to the Redemption Date, and (B) prior to October 15, 2017, (i) in whole or in part, at a Redemption Price equal to 100% of the principal amount of this Security or, if greater, a Make-Whole Price specified in the Indenture, in either case plus accrued and unpaid Interest to the Redemption Date, and (ii) in whole but not in part, within 90 days after the occurrence of a Special Event, at a Redemption Price equal to 100% of the principal amount of this Security or, if greater, a Special Event Make-Whole Price specified in the Indenture, in either case plus accrued and unpaid Interest to the Redemption Date.
     The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes the Trustee on his behalf, if so directed by the Company, to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder
A-1-2

hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     This Security is a duly authorized security of the Company (herein called the “Security”), issued under an Indenture, dated as of October 10, 2007 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture, as the case may be.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
A-1-3

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SYMETRA FINANCIAL CORPORATION
By:
Name:
Title:

Dated: October 10, 2007
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

Dated: October 10, 2007
A-1-4

REVERSE OF SECURITY
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer or exchange at the office or agency of the Company maintained under Section 10.02 of the Indenture duly endorsed by, or accompanied by written instrument of transfer in form satisfactory to the Company and the Security Registrar or co-Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Security is issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires beneficial interest in, this Security agree that, for United States federal, state and local tax purposes, it is intended that this Security constitute indebtedness.
     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
A-1-5

SCHEDULE I
SCHEDULE OF INCREASES OR DECREASES
Principal amount of Note outstanding represented by this Security as of October 10, 2007: $[                    ]
     Thereafter, the following increases or decreases have been made:

	Increase in			Notation Made by or
Date of Redemption	Principal	Decrease in	Principal Amount	on Behalf of the
or Repurchase	Amount	Principal Amount	Remaining	Trustee

A-1-6

EXHIBIT A-2
FORM OF REGULATION S TEMPORARY GLOBAL NOTE
(FACE OF NOTE)
[Temporary Global Security Legend]
[Global Securities Legend]
               CUSIP No.
               ISIN No.
SYMETRA FINANCIAL CORPORATION
CAPITAL EFFICIENT NOTES DUE 2067
No.
     SYMETRA FINANCIAL CORPORATION, a corporation organized under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay [Cede & Co.] or its registered assigns, the principal amount of $                   , which amount may be increased or decreased from time to time on Schedule I hereto on October 15, 2067 (the “Final Maturity Date”); provided that the principal amount of, and all accrued and unpaid Interest on, this Security shall be payable in full on October 15, 2037 (the “Scheduled Maturity Date”) or any subsequent Interest Payment Date to the extent, and subject to the conditions, set forth in the Indenture; provided further that, if any date fixed for redemption or repayment is not a Business Day; redemption or repayment of the principal amount will be made on the next day that is a Business Day, without any Interest or other payment as a result of such delay.
     The Company further promises to pay Interest on said principal amount from October 10, 2007 or from the most recent Interest Payment Date for which Interest has been paid or duly provided for. This Security shall bear Interest (i) from and including October 10, 2007 to but excluding October 15, 2017 (or if earlier, until the principal hereof is paid in full), at the annual rate of 8.300%, payable, and subject to deferral, in each case as set forth in the Indenture, and (ii) from and including October 15, 2017 to but excluding the Final Maturity Date (or if earlier, until the principal hereof is paid in full), at an annual rate equal to Three-month LIBOR plus 4.177%, payable, and subject to deferral, in each case as set forth in the Indenture.
A-2-1

     The Company shall have the right, at any time and from time to time prior to the Final Maturity Date to defer the payment of Interest on this Security as set forth in, and subject to the conditions specified in, the Indenture.
     Each Holder, by such Holder’s acceptance hereof, agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of this Security, such Holder shall not have a claim for, and shall have no right to receive, unpaid Deferred Interest (including Additional Interest thereon) to the extent that such Deferred Interest (including Additional Interest thereon) exceeds the sum of (x) Interest that relates to the earliest two years of the portion of the Deferral Period for the Notes for which Interest has not been paid (including Additional Interest thereon) and (y) an amount equal to such Holder’s pro rata share of the excess, if any, of the Preferred Stock Cap over the aggregate amount of net proceeds from the sale of the Company’s Qualifying Non-Cumulative Perpetual Preferred Stock and unconverted and outstanding Mandatorily Convertible Preferred Stock that the Company has applied to pay Interest on the Notes pursuant to the Alternative Payment Mechanism. To the extent that such claim for unpaid Deferred Interest (including Additional Interest thereon) exceeds the amount set forth in clause (x), the Holders shall be deemed to agree that the amount they receive in respect of such excess shall not exceed the amount they would have received had such claim ranked pari passu with the claims of the holders, if any, of the Company’s Qualifying Non-Cumulative Perpetual Preferred Stock.
     The Company may, at its option and subject to the terms and conditions of the Indenture and Article 11 of the Indenture, redeem this Security (A) in whole or in part on October 15, 2017 and on each Interest Payment Date thereafter at a Redemption Price equal to 100% of the principal amount of this Security plus accrued and unpaid Interest to the Redemption Date, and (B) prior to October 15, 2017, (i) in whole or in part, at a Redemption Price equal to 100% of the principal amount of this Security or, if greater, a Make-Whole Price specified in the Indenture, in either case plus accrued and unpaid Interest to the Redemption Date, and (ii) in whole but not in part, within 90 days after the occurrence of a Special Event, at a Redemption Price equal to 100% of the principal amount of this Security or, if greater, a Special Event Make-Whole Price specified in the Indenture, in either case plus accrued and unpaid Interest to the Redemption Date.
     The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes the Trustee on his behalf, if so directed by the Company, to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.
     On any exchange or purchase, as applicable, and cancellation of any of the Securities represented by this Temporary Global Note, details of such purchase and cancellation shall be entered by or on behalf of the Company in the records of the Trustee and the Depositary, and cancellation shall be signed by or on behalf of the Company. Upon any such exchange or
A-2-2

purchase, as applicable, and cancellation, the principal amount of this Temporary Global Note and the Securities represented by this Temporary Global Note shall be reduced by the principal amount so exchanged or purchased and cancelled.
     An owner of a beneficial interest in this Regulation S Temporary Global Note (or a Person acting on behalf of such an owner) may provide to Euroclear or Clearstream, as applicable, (and Euroclear or Clearstream will accept) a duly completed Certificate of Beneficial Ownership at any time after the termination of the Distribution Compliance Period (it being understood that Euroclear or Clearstream, as applicable, will not accept any such certificate during the Distribution Compliance Period). Promptly after receipt by the Trustee of a Certificate of Beneficial Ownership from DTC on behalf of Euroclear or Clearstream, as applicable (or other appropriate confirmation to such effect in accordance with the Applicable Procedures), with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Regulation S Permanent Global Note, and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of this beneficial interest and (y) increase the principal amount of such Regulation S Permanent Global Note by the amount of such beneficial interest, in each case subject to the Applicable Procedures. Notwithstanding the previous two sentences, if after the Distribution Compliance Period any Initial Purchaser owns a beneficial interest in this Regulation S Temporary Global Note, such Initial Purchaser may, upon written request to the Trustee accompanied by a certification as to its status as an Initial Purchaser and as the owner of such beneficial interest (but without any requirement to deliver a Certificate of Beneficial Ownership), exchange such beneficial interest for an equivalent beneficial interest in a Regulation S Permanent Global Note, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Regulation S Temporary Global Note by the amount of such beneficial interest and (y) increase the principal amount of such Regulation S Permanent Global Note by the amount of such beneficial interest, in each case subject to the Applicable Procedures.
     Upon the receipt by the Trustee of a written certificate from DTC, together with copies of certificates from Euroclear and Clearstream certifying that they have received Certificates of Beneficial Ownership representing 100% of the aggregate principal amount of this Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Distribution Compliance Period pursuant to another exemption from registration under the Securities Act and who shall take delivery of a beneficial ownership interest in a Rule 144A Global Note) (or, in any such case, offer appropriate confirmation to such effect in accordance with the Applicable Procedures), the Trustee shall cancel this Regulation S Temporary Global Note.
     Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     This Security is a duly authorized security of the Company (herein called the “Security”), issued under an Indenture, dated as of October 10, 2007 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the
A-2-3

respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.
     All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture, as the case may be.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
A-2-4

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

SYMETRA FINANCIAL CORPORATION
By:
Name:
Title:

Dated: October 10, 2007
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:
Authorized Signatory

Dated: October 10, 2007
A-2-5

REVERSE OF SECURITY
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer or exchange at the office or agency of the Company maintained under Section 10.02 of the Indenture duly endorsed by, or accompanied by written instrument of transfer in form satisfactory to the Company and the Security Registrar or co-Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.
     The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Security is issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     The Company and, by its acceptance of this Security or a beneficial interest therein, the Holder of, and any Person that acquires beneficial interest in, this Security agree that, for United States federal, state and local tax purposes, it is intended that this Security constitute indebtedness.
     THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
A-2-6

SCHEDULE I
SCHEDULE OF INCREASES OR DECREASES
Principal amount of Note outstanding represented by this Security as of October 10, 2007: $[                    ]
     Thereafter, the following increases or decreases have been made:

	Increase in			Notation Made by or
Date of Redemption	Principal	Decrease in	Principal Amount	on Behalf of the
or Repurchase	Amount	Principal Amount	Remaining	Trustee

A-2-7

EXHIBIT B
FORM OF LEGENDS FOR NOTES
[Global Securities Legend]
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES. DESCRIBED IN THE INDENTURE.
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO ITS NOMINEE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, A NOMINEE OF THE DEPOSITORY, HAS AN INTEREST HEREIN.
[Restricted Securities Legend]
     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER: (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO SYMETRA FINANCIAL CORPORATION OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE

B-1

SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER), OR (E) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT; AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A QUALIFIED INSTITUTIONAL BUYER OR A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO U.S. BANK NATIONAL ASSOCIATION AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THIS SECURITY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THIS SECURITY UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED IN THIS SECURITY, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
[Temporary Global Security Legend]
     THIS SECURITY IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE DISTRIBUTION COMPLIANCE PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON WHO PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT PURSUANT TO RULE 144A THEREUNDER. BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR PHYSICAL SECURITIES OTHER THAN A PERMANENT GLOBAL SECURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.
     NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER NOTE.

B-2

EXHIBIT C-1
FORM OF TRANSFER CERTIFICATE
TRANSFER TO
REGULATION S TEMPORARY GLOBAL SECURITY
OR
REGULATION S PERMANENT GLOBAL SECURITY
(Transfers pursuant to Sections 2.18(a)(iii) and (iv)
of the Indenture)
U.S. Bank National Association
Corporate Trust Services
1420 5th Avenue, 7th Floor
Seattle, WA  98101
Attention: Symetra Financial Corporation, Capital Efficient Notes due 2067
Attn: Symetra Financial Corporation Administrator
      Re:      SYMETRA FINANCIAL CORPORATION
Capital Efficient Notes due 2067 (the “Securities”)
     Reference is hereby made to the Indenture dated as of October 10, 2007 (the “Indenture”) between Symetra Financial Corporation, as Company, and U.S. Bank National Association, as Trustee. Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”) or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.
     This certificate relates to U.S.$                      principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
     CUSIP No(s). U79664AB1
     ISIN No(s). USU79664AB19
     CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or a Depositary Participant in the name of the Undersigned, as or on behalf of the Owner.

C-1-1

     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of an interest in a Regulation S Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Regulation S under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:
     1. the offer of the Specified Securities was not made to a person in the United States;
     2. either: (a) at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States; or (b) the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transactions have been prearranged with a buyer in the United States;
     3. no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;
     4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
     In addition, if the sale is made during a restricted period and the provisions of Rule 903(b)(3) or Rule 904(b)(l) of Regulation S are applicable thereto, the Owner confirms that such sale has been made in accordance with the applicable provisions of Rule 903(b)(3) or Rule 904(b)(1), as the case may be.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.

Dated:	(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

C-1-2

EXHIBIT C-2
FORM OF TRANSFER CERTIFICATE
TRANSFER TO
RULE 144A GLOBAL SECURITY
(Transfers to QIBs Pursuant to Sections 2.18(a)(v) and (vi)
of the Indenture)
U.S. Bank National Association
Corporate Trust Services
1420 5th Avenue, 7th Floor
Seattle, WA  98101
Attention: Symetra Financial Corporation, Capital Efficient Notes due 2067
Attn: Symetra Financial Corporation Administrator
      Re:       SYMETRA FINANCIAL CORPORATION
Capital Efficient Notes due 2067 (the “Securities”)
     Reference is hereby made to the Indenture dated as of October 10, 2007 (the “Indenture”) between Symetra Financial Corporation, as Company, and U.S. Bank National Association , as Trustee. Terms used but not defined herein and defined in Regulation S under the U.S. Securities Act of 1933 (the “Securities Act”) or in the Indenture shall have the meanings given to them in Regulation S or the Indenture, as the case may be.
     This certificate relates to U.S.$                      principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):
     CUSIP No(s). 87151QAB2
     ISIN No(s). US87151QAB23
     CERTIFICATE No(s).
     The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so. Such beneficial owner or owners are referred to herein collectively as the “Owner.” If the Specified Securities are represented by a Global Security, they are held through the appropriate Depositary or a Depositary Participant in the name of the Undersigned, as or on behalf of the Owner.
     The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of an interest in a Rule 144A Global Security. In connection with such transfer, the Owner hereby certifies that such transfer is being effected in accordance with Rule 144A under the Securities Act and with all applicable securities laws of

C-2-1

the states of the United States and other jurisdictions. Accordingly, the Owner hereby further certifies as follows:
     (1) the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and
     (2) the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer.
     This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers under the Purchase Agreement.

Dated:	(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

C-2-2

EXHIBIT D
Certificate of Beneficial Ownership

To:	[Euroclear	Bank S.A./N.V., as operator of the Euroclear System] OR

	[Clearstream	Banking, société anonyme]

	Re:	Symetra Financial Corporation Capital Efficient Notes due 2067 (the “Notes”) Issued under the Indenture dated as of October 10, 2007 relating to the Notes
Ladies and Gentlemen:
     We are the beneficial owner of $                      principal amount of Notes issued under the Indenture and represented by a Regulation S Temporary Global Note (as defined in the Indenture).
     We hereby certify as follows:
     [CHECK A OR B AS APPLICABLE.]

☐	A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐	B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Notes in a transaction that did not require registration under the Securities Act of 1933, as amended.
     You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

D-1

EXHIBIT E
REPLACEMENT CAPITAL COVENANT

E-1

     REPLACEMENT CAPITAL COVENANT, dated as of October 10, 2007 (this “Replacement Capital Covenant”), by Symetra Financial Corporation, a Delaware corporation (together with its successors and assigns, the “Corporation”), in favor of and for the benefit of each Covered Debtholder (as defined below).
RECITALS
     A. On the date hereof, the Corporation is issuing $150,000,000 aggregate principal amount of its Capital Efficient Notes due 2067 (the “CENts”).
     B. This Replacement Capital Covenant is the “Replacement Capital Covenant” referred to in the Corporation’s Offering Memorandum dated October 10, 2007 relating to the CENts.
     C. The Corporation is entering into and disclosing the content of this Replacement Capital Covenant in the manner provided below with the intent that the covenants provided for in this Replacement Capital Covenant be enforceable by each Covered Debtholder and that the Corporation be estopped from disregarding the covenants in this Replacement Capital Covenant, in each case to the fullest extent permitted by applicable law.
     D. The Corporation acknowledges that reliance by each Covered Debtholder upon the covenants in this Replacement Capital Covenant is reasonable and foreseeable by the Corporation and that, were the Corporation to disregard its covenants in this Replacement Capital Covenant, each Covered Debtholder would have sustained an injury as a result of its reliance on such covenants.
     NOW, THEREFORE, the Corporation hereby covenants and agrees as follows in favor of and for the benefit of each Covered Debtholder.
SECTION 1. Definitions
     Capitalized terms used in this Replacement Capital Covenant (including the Recitals) have the meanings set forth in Schedule I hereto.
SECTION 2. Limitations on Repayment, Redemption and Purchase of CENts
     The Corporation hereby promises and covenants to and for the benefit of each Covered Debtholder that the Corporation shall not repay, redeem or purchase, nor shall any Subsidiary of the Corporation purchase, any of the CENts prior to the Termination Date except to the extent that the principal amount repaid or the applicable redemption or purchase price does not exceed the sum of the Applicable Percentages of the following amounts:
     (i) the aggregate amount of net cash proceeds received by the Corporation and its Subsidiaries since the most recent Measurement Date (without double counting proceeds received in any prior Measurement Period) from the sale of Replacement Capital Securities to Persons other than the Company and its Subsidiaries, plus
     (ii) the product of the Current Stock Market Price of any Common Stock that the Corporation and its Subsidiaries have issued (determined as of the date of issuance) to Persons other than the Company and its Subsidiaries in connection with the conversion of any convertible or exchangeable securities, other than securities for which the Corporation or any of its Subsidiaries has received equity credit from any NRSRO, multiplied by the number of shares of Common Stock so issued, since the most recent Measurement Date (without double counting proceeds received in any prior Measurement Period).

For purposes of this Replacement Capital Covenant, the terms “repay” and “repayment” include the defeasance by the Corporation of the CENts as well as the satisfaction and discharge of its obligations under the Indenture with respect to the CENts.
SECTION 3. Covered Debt
     (a) The Corporation represents and warrants that the Initial Covered Debt is Eligible Debt.
     (b) On or during the 30-day period immediately preceding any Redesignation Date with respect to the Covered Debt then in effect, the Corporation shall identify the series of Eligible Debt that will become the Covered Debt on and after such Redesignation Date in accordance with the following procedures:
     (i) the Corporation shall identify each series of its then-outstanding long-term indebtedness for money borrowed that is Eligible Debt;
     (ii) if only one series of the Corporation’s then outstanding long-term indebtedness for money borrowed is Eligible Debt, such series shall become the Covered Debt commencing on the related Redesignation Date;
     (iii) if the Corporation has more than one outstanding series of long-term indebtedness for money borrowed that is Eligible Debt, then the Corporation shall identify the series that has the latest occurring final maturity date as of the date the Corporation is applying the procedures in this Section 3(b) and such series shall become the Covered Debt on the related Redesignation Date;
     (iv) the series of outstanding long-term indebtedness for money borrowed that is determined to be Covered Debt pursuant to clause (ii) or (iii) above shall be the Covered Debt for purposes of this Replacement Capital Covenant for the period commencing on the related Redesignation Date and continuing to but excluding the Redesignation Date as of which a new series of outstanding long-term indebtedness for money borrowed is next determined to be the Covered Debt pursuant to the procedures set forth in this Section 3(b); and
     (v) in connection with such identification of a new series of Covered Debt, the Corporation shall, as provided for in Section 3(c), (i) if the Corporation is a reporting company under the Securities Exchange Act (a “Reporting Company”), give a notice and file with the Commission a current report on Form 8-K (or any successor form) including or incorporating by reference this Replacement Capital Covenant as an exhibit, and (ii) if the Corporation is not a Reporting Company, follow the procedures provided in Section 3(c)(iv) , each within the time frame provided for in Section 3(c).
     (c) Notice. In order to give effect to the intent of the Corporation described in Recital C, the Corporation covenants that:
     (i) simultaneously with the execution of this Replacement Capital Covenant or as soon as practicable after the date hereof, it shall (x) give notice to the Holders of the Initial Covered Debt, in the manner provided in the indenture relating to the Initial Covered Debt, of this Replacement

Capital Covenant and the rights granted to such Holders hereunder and (y) cause a notice of the execution of this Replacement Capital Covenant to be posted on the Bloomberg screen for the Initial Covered Debt and each similar third-party vendor’s screen the Corporation reasonably believes is appropriate (each an “Investor Screen”) and cause a hyperlink to a definitive copy of this Replacement Capital Covenant to be included on the Investor Screen for the Initial Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be;
     (ii) if the Corporation is a Reporting Company, the Corporation shall include in each annual report filed with the Commission on Form 10-K (or any successor form) under the Securities Exchange Act a description of the covenant set forth in Section 2 and identify the series of long-term indebtedness for borrowed money that is Covered Debt as of the date such Form 10-K (or such successor form) is filed with the Commission;
     (iii) if a series of the Corporation’s long-term indebtedness for money borrowed (1) becomes Covered Debt or (2) ceases to be Covered Debt, the Corporation shall give notice of such occurrence within 30 days to the holders of such long-term indebtedness for money borrowed in the manner provided for in the indenture, fiscal agency agreement or other instrument under which such long-term indebtedness for money borrowed was issued and, if the Corporation is a Reporting Company, report such change in a current report on Form 8-K (or any successor form) including or incorporating by reference this Replacement Capital Covenant, and in the Corporation’s next annual report on Form 10-K (or any successor form) , as applicable;
     (iv) if, and only if, the Corporation is not a Reporting Company, the Corporation shall (x) post on its website the information otherwise required to be included in Securities Exchange Act filings pursuant to clauses (ii) and (iii) of this Section 3(c) and (y) cause a notice of the execution of this Replacement Capital Covenant to be posted on the applicable Investor Screen and cause a hyperlink to a definitive copy of this Replacement Capital Covenant to be included on the Investor Screen for each series of Covered Debt, in each case to the extent permitted by Bloomberg or such similar third-party vendor, as the case may be; and
     (v) promptly upon request by any Holder of Covered Debt, the Corporation shall provide such Holder with a copy of this Replacement Capital Covenant as executed.
     (d) The Corporation agrees that, if at any time the Covered Debt is held by a trust (for example, where the Covered Debt is part of an issuance of trust preferred securities), a holder of the securities issued by such trust may enforce (including by instituting legal proceedings) this Replacement Capital Covenant directly against the Corporation as though such holder owned Covered Debt directly, and such holder shall be deemed to be a holder of “Covered Debt” for purposes of this Replacement Capital Covenant for so long as the indebtedness held by such trust remains Covered Debt hereunder.
SECTION 4. Termination, Amendment and Waiver
     (a) The obligations of the Corporation pursuant to this Replacement Capital Covenant shall remain in full force and effect until the earliest date (the “Termination Date”) to occur of:

     (i) the date, if any, on which the Holders of a majority in principal amount of the then-effective series of Covered Debt consent or agree in writing to the termination of this Replacement Capital Covenant and the obligations of the Corporation hereunder;
     (ii) the date on which the Corporation ceases to have any series of outstanding Eligible Senior Debt or Eligible Subordinated Debt (in each case without giving effect to the rating requirement in clause (b) of the definition of each such term);
     (iii) October 15, 2047 or, if earlier, the date on which the CENts are otherwise repaid, redeemed or purchased in full in accordance with this Replacement Capital Covenant; and
     (iv) the date on which the CENts become accelerated due to the occurrence of an event of default.
From and after the Termination Date, the obligations of the Corporation pursuant to this Replacement Capital Covenant shall be of no further force and effect.
     (b) This Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed by the Corporation with the consent of the Holders of at least a majority in principal amount of the then-effective series of Covered Debt, provided that this Replacement Capital Covenant may be amended or supplemented from time to time by a written instrument signed only by the Corporation (and without the consent of any Covered Debtholder) if:
     (i) such amendment or supplement eliminates Common Stock, Warrants, Mandatorily Convertible Preferred Stock and/or Debt Exchangeable for Common Equity as a Replacement Capital Security and, in the case of this clause (i), after the date of this Replacement Capital Covenant, an accounting standard or interpretive guidance of an existing accounting standard issued by an organization or regulator that has responsibility for establishing or interpreting accounting standards in the United States becomes effective such that there is more than an insubstantial risk that failure to eliminate Common Stock, Warrants, Mandatorily Convertible Preferred Stock and/or Debt Exchangeable for Common Equity as a Replacement Capital Security would result in a reduction in the Corporation’s earnings per share as calculated in accordance with generally accepted accounting principles in the United States;
     (ii) such amendment or supplement is not adverse to the Holders of the then-effective series of Covered Debt and an officer of the Corporation has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate stating that, in his or her determination, such amendment or supplement is not adverse to the Holders of the then-effective series of Covered Debt; or
     (iii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate (subject to clause (i) in the circumstances where it applies) certain of, the types of securities qualifying as Replacement Capital Securities, and an officer of the Corporation has delivered to the Holders of the then-effective series of Covered Debt in the manner provided for in the indenture, fiscal agency agreement or other instrument with respect to such Covered Debt a written certificate to that effect.
For the avoidance of doubt, an amendment or supplement that adds new types of Qualifying Capital Securities or modifies the requirements of the Qualifying Capital Securities described herein would not be adverse to the rights of the Covered Debtholders if, following such amendment or supplement, this Replacement Capital Covenant would satisfy clause (ii) of the definition of Qualifying Replacement Capital Covenant.
     (c) For purposes of Sections 4(a) and 4(b), the Holders whose consent or agreement is required to terminate, amend or supplement the obligations of the Corporation under this Replacement Capital Covenant shall be the Holders of the then-effective Covered Debt as of a record date established by the Corporation that is not more than 30 days prior to the date on which the Corporation proposes that such termination, amendment or supplement becomes effective.
SECTION 5. Miscellaneous
     (a) This Replacement Capital Covenant shall be governed by and construed in accordance with the laws of the State of New York.
     (b) This Replacement Capital Covenant shall be binding upon the Corporation and its successors and assigns and shall inure to the benefit of the Covered Debtholders as they exist from time-to-time (it being understood and agreed by the Corporation that any Person who is a Covered Debtholder shall retain its status as a Covered Debtholder for so long as the series of long-term indebtedness for borrowed money owned by such Person is Covered Debt and if such Person initiates an action, claim or proceeding to enforce its rights under this Replacement Capital Covenant after the Corporation has violated its covenants in Section 2 and before the series of long-term indebtedness for money borrowed held by such Person is no longer Covered Debt, such Person’s rights under this Replacement Capital Covenant shall not terminate by reason of such series of long-term indebtedness for money borrowed no longer being Covered Debt).
     (c) All demands, notices, requests and other communications to the Corporation under this Replacement Capital Covenant shall be deemed to have been duly given and made if in writing and (i) if served by personal delivery upon the Corporation, on the day so delivered (or, if such day is not a Business Day, the next succeeding Business Day), or (ii) if delivered by registered post or certified mail, return receipt requested, or sent to the Corporation by a national or international courier service, on the date of receipt by the Corporation (or, if such date of receipt is not a Business Day, the next succeeding Business Day), and in each case to the Corporation at the address set forth below, or at such other address as the Corporation may thereafter notify to Covered Debtholders or post on its website as the address for notices under this Replacement Capital Covenant:
Symetra Financial Corporation
PO Box 34690
Seattle, Washington 98124-1690
Attention: [          ]

[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Corporation has caused this Replacement Capital Covenant to be executed by its duly authorized officer, as of the day and year first above written.

SYMETRA FINANCIAL CORPORATION

By:

	Name:	Margaret A. Meister
	Title:	Executive Vice President and Chief Financial Officer

SCHEDULE I
DEFINITIONS
     “Alternative Payment Mechanism” means, with respect to any Qualifying Capital Securities, provisions in the related transaction documents permitting the Corporation, in its sole discretion, to defer or skip in whole or in part payment of Distributions on such Qualifying Capital Securities for one or more consecutive Distribution Periods not to exceed ten years and requiring the Corporation to issue (or use Commercially Reasonable Efforts to issue) one or more types of APM Qualifying Securities raising eligible proceeds at least equal to the deferred Distributions on such Qualifying Capital Securities and apply the proceeds to pay unpaid Distributions on such Qualifying Capital Securities, commencing on the earlier of (x) the first Distribution Date after commencement of a deferral period on which the Corporation pays current Distributions on such Qualifying Capital Securities and (y) the fifth anniversary of the commencement of such deferral period, and that:
     (i) define “eligible proceeds” to mean, for purposes of such Alternative Payment Mechanism, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale of the relevant securities, where applicable, and including the fair market value of property received by the Corporation or any of its Subsidiaries as consideration for such APM Qualifying Securities) that the Corporation has received during the 180 days prior to the related Distribution Date from the issuance of APM Qualifying Securities, up to the Preferred Cap in the case of APM Qualifying Securities that are Qualifying Non-Cumulative Preferred Stock or Mandatorily Convertible Preferred Stock;
     (ii) permit the Corporation to pay current Distributions on any Distribution Date out of any source of funds but (x) require the Corporation to pay deferred Distributions only out of eligible proceeds and (y) prohibit the Corporation from paying deferred Distributions out of any source of funds other than eligible proceeds;
     (iii) if deferral of Distributions continues for more than one year (or such shorter period as provided for in the terms of such securities), require the Corporation and its Subsidiaries not to repay, redeem or purchase any of its securities that rank junior to or pari passu with any APM Qualifying Securities on a bankruptcy or liquidation of the Corporation the proceeds of which were used to settle deferred interest during the relevant deferral period until at least one year after all deferred Distributions have been paid (a “Repurchase Restriction”), other than the following (none of which shall be restricted or prohibited by a Repurchase Restriction):
     (A) purchases of such securities by the Corporation’s Subsidiaries in connection with the distribution thereof or market-making or other secondary-market activities;
     (B) purchases, redemptions or other acquisitions of Common Stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; or

     (C) purchases of Common Stock pursuant to a contractually binding requirement to buy Common Stock entered into prior to the beginning of the related deferral period, including under a contractually binding stock repurchase plan;
     (iv) may include a provision that, notwithstanding the Common Cap and the Preferred Cap, for purposes of paying deferred Distributions, limits the Corporation’s ability to sell Common Stock, Warrants or Mandatorily Convertible Preferred Stock above the Share Cap;
     (v) in the case of Qualifying Capital Securities other than Qualifying Non-Cumulative Preferred Stock, include a Bankruptcy Claim Limitation Provision;
     (vi) permit the Corporation, at its option, to provide that if it is involved in a merger, consolidation, amalgamation, binding stock exchange or conveyance, transfer or lease of assets substantially as an entirety to any other person or a similar transaction (a “Business Combination”) where immediately after the consummation of the Business Combination more than 50% of the voting stock of the surviving entity of the Business Combination or the Person to whom all or substantially all of the Corporation’s assets have been transferred, conveyed or leased is owned, directly or indirectly, by the stockholders of the other party to the Business Combination, then clauses (i) through (iii) of this definition will not apply to any deferral period that is terminated on the next Distribution Date following the date of the Business Combination;
     (vii) limit the obligation of the Corporation to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities that are Common Stock and Warrants to settle deferred Distributions pursuant to the Alternative Payment Mechanism either (A) during the first five years of any deferral period or (B) before an anniversary of the commencement of any deferral period that is not earlier than the fifth such anniversary and not later than the ninth such anniversary (as designated in the terms of such Qualifying Capital Securities) with respect to deferred Distributions attributable to the first five years of such deferral period, either:
     (X) to an aggregate amount of such securities, the net proceeds from the issuance of which is equal to 2% of the product of the average of the Current Stock Market Price of the Common Stock on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of Common Stock as of the date of the Corporation’s most recent publicly available consolidated financial statements; or
     (Y) to a number of shares of Common Stock and Warrants, in the aggregate, not in excess of 2% of the outstanding number of shares of Common Stock (such limitation set forth in (X) or (Y), the “Common Cap”); and
     (viii) limit the right of the Corporation to issue APM Qualifying Securities that are Qualifying Non-Cumulative Preferred Stock and Mandatorily Convertible Preferred Stock to settle deferred Distributions pursuant to the Alternative Payment Mechanism to an aggregate amount of Qualifying Non-Cumulative Preferred Stock and still-outstanding Mandatorily Convertible Preferred Stock, the net proceeds from the issuance of which with respect to all deferral periods is equal to 25% of the liquidation or principal amount of such Qualifying Capital Securities (the “Preferred Cap”);
provided (and it being understood) that:
     (A) the Corporation shall not be obligated to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (B) if, due to a Market Disruption Event or otherwise, the Corporation is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the Corporation will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, Preferred Cap and Share Cap, as applicable; and
     (C) if the Corporation has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and apply some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the Corporation from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap, the Preferred Cap and the Share Cap, as applicable, in proportion to the total amounts that are due on such securities.
     “APM Qualifying Securities” means, with respect to an Alternative Payment Mechanism, or any Mandatory Trigger Provision, one or more of the following (as designated in the transaction documents for any Qualifying Capital Securities that include an Alternative Payment Mechanism or a Mandatory Trigger Provision, as applicable):
     (i) Common Stock;
     (ii) Warrants;
     (iii) Qualifying Non-Cumulative Preferred Stock; or
     (iii) Mandatorily Convertible Preferred Stock;
provided (and it being understood) that (i) if the APM Qualifying Securities for any Alternative Payment Mechanism or Mandatory Trigger Provision include both Common Stock and Warrants, such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, the Corporation to issue Warrants and (ii) such Alternative Payment Mechanism or Mandatory Trigger Provision may permit, but need not require, the Corporation to issue Mandatorily Convertible Preferred Stock.
     “Applicable Percentage” means:

     (i) in the case of any Common Stock or Warrants, (a) 133.33% with respect to any repayment, redemption or purchase prior to October 15, 2017, (b) 200% with respect to any repayment, redemption or purchase on or after October 15, 2017 and prior to October 15, 2037 and (c) 400% with respect to any repayment, redemption or purchase on or after October 15, 2037;
     (ii) in the case of any Mandatorily Convertible Preferred Stock, Debt Exchangeable for Common Equity, Debt Exchangeable for Preferred Equity or any Qualifying Capital Securities described in clause (i) of the definition of such term, (a) 100% with respect to any repayment, redemption or purchase prior to October 15, 2037 and (b) 300% with respect to any repayment, redemption or purchase on or after October 15, 2037;
     (iii) in the case of any Qualifying Capital Securities described in clause (ii) of the definition of such term, (a) 100% with respect to any repayment, redemption or purchase prior to October 15, 2037 and (b) 200% with respect to any repayment, redemption or purchase on or after October 15, 2037; and
     (iv) in the case of any Qualifying Capital Securities described in clause (iii) of the definition of such term, 100%.
     “Bankruptcy Claim Limitation Provision” means, with respect to any Qualifying Capital Securities that have an Alternative Payment Mechanism or a Mandatory Trigger Provision, provisions that, upon any liquidation, dissolution, winding up or reorganization or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the issuer, limit the claim of the holders of such securities to Distributions that accumulate during (A) any deferral period, in the case of securities that have an Alternative Payment Mechanism or (B) any period in which the issuer fails to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, in the case of securities that have a Mandatory Trigger Provision, to:
     (i) in the case of Qualifying Capital Securities that have an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which the APM Qualifying Securities do not include Qualifying Non-Cumulative Preferred Stock or Mandatorily Convertible Preferred Stock, 25% of the stated or principal amount of such Qualifying Capital Securities then outstanding; and
     (ii) in the case of any other Qualifying Capital Securities, an amount not in excess of the sum of (x) the first two years of accumulated and unpaid Distributions and (y) an amount equal to the excess, if any, of the Preferred Cap over the aggregate amount of net proceeds from the sale of Qualifying Non-Cumulative Preferred Stock and Mandatorily Convertible Preferred Stock that is still outstanding that the issuer has applied to pay such Distributions pursuant to the Alternative Payment Mechanism or the Mandatory Trigger Provision; provided that the holders of such Qualifying Capital Securities are deemed to agree that, to the extent the remaining claim exceeds the amount set forth in clause (x), the amount they receive in respect of such excess shall not exceed the amount they would have received the claim for such excess ranked pari passu with the interests of the holders, if any, of Qualifying Non-Cumulative Preferred Stock.
     “Business Combination” has the meaning specified in clause (vi) of the definition of Alternative Payment Mechanism.

     “Business Day” means each day other than (a) a Saturday or Sunday or (b) a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.
     “CENts” has the meaning specified in Recital A.
     “Commercially Reasonable Efforts” means, for purposes of selling APM Qualifying Securities, commercially reasonable efforts to complete the offer and sale of APM Qualifying Securities to third parties that are not Subsidiaries of the Corporation, which in the event the Corporation is not publicly traded shall include the Corporation’s existing stockholders, in public offerings or private placements. The Corporation shall not be considered to have made Commercially Reasonable Efforts to effect a sale of APM Qualifying Securities if it determines not to pursue or complete such sale solely due to pricing, coupon, dividend rate or dilution considerations.
     “Commission” means the United States Securities and Exchange Commission.
     “Common Cap” has the meaning specified in clause (vii) of the definition of Alternative Payment Mechanism.
     “Common Stock” means (i) common stock of the Corporation, including common stock issued pursuant to any dividend reinvestment plan or employee benefit plan of the Corporation, (ii) a security of the Corporation, ranking upon the Corporation’s liquidation, dissolution or winding up junior to its Qualifying Non-Cumulative Preferred Stock and pari passu with its Common Stock, that tracks the performance of, or relates to the results of, a business, unit or division of the Corporation, and (iii) any securities issued in exchange for the securities described in clause (i) or (ii) above in connection with a Business Combination.
     “Corporation” has the meaning specified in the introduction to this instrument.
     “Covered Debt” means (a) at the date of this Replacement Capital Covenant and continuing to but excluding the first Redesignation Date, the Initial Covered Debt and (b) thereafter, commencing with each Redesignation Date and continuing to but excluding the next succeeding Redesignation Date, the Eligible Debt identified pursuant to Section 3(b) as the Covered Debt for such period.
     “Covered Debtholder” means each Person to the extent that that Person holds (whether as a Holder or a beneficial owner holding through a participant in a clearing agency) long-term indebtedness for money borrowed of the Corporation during the period that such long-term indebtedness for money borrowed is Covered Debt.
     “Current Stock Market Price” means, with respect to the Common Stock on any date:
     (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange;
     (ii) if the Common Stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which the Common Stock is traded or quoted on the relevant date;

     (iii) if the Common Stock is not listed on any U.S. securities exchange on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or similar organization;
     (iv) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Corporation for this purpose; or
     (v) if the Common Stock has no bid and ask price, the price per share determined by a nationally recognized independent investment banking firm selected by the Corporation for this purpose.
     “Debt Exchangeable for Common Equity” means a security or combination of securities that:
     (i) gives the holder a beneficial interest in (a) subordinated debt securities of the Corporation that are not redeemable prior to the settlement date of a related stock purchase contract and (b) a fractional interest in the related stock purchase contract for a share of Common Stock that will be settled in three years or less, with the number of shares of Common Stock purchasable pursuant to such stock purchase contract to be within a range established at the time of issuance of such subordinated debt securities, subject to customary anti-dilution adjustments;
     (ii) provides that the holders directly or indirectly grant the Corporation a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the holders’ direct or indirect obligation to purchase Common Stock pursuant to such stock purchase contracts;
     (iii) includes a remarketing feature pursuant to which such subordinated debt securities are remarketed to new investors commencing not later than the last Distribution Date that is at least one month prior to the settlement date of the stock purchase contract; and
     (iv) provides for the proceeds raised in the remarketing to be used to purchase Common Stock under the stock purchase contracts and, if there has not been a successful remarketing by the settlement date of the stock purchase contract, provides that the stock purchase contracts will be settled by the Corporation exercising its remedies as a secured party with respect to the subordinated debt securities or other collateral directly or indirectly pledged by holders in the Debt Exchangeable for Common Equity.
     “Debt Exchangeable for Preferred Equity” means a security or combination of securities (together in this definition, “such securities”) that:
     (i) gives the holder a beneficial interest in (a) subordinated debt securities of the Corporation or one of its Subsidiaries (in this definition, the “issuer”) that include a provision permitting the issuer to defer Distributions in whole or in part on such securities for one or more Distribution Periods of up to at least seven years without any remedies other than Permitted Remedies and that are the most junior subordinated debt of the issuer (or rank pari passu with the most junior subordinated debt of the issuer) and (b) an interest in a stock purchase contract that obligates the holder to acquire a beneficial interest in the Company’s Qualifying Non-Cumulative Preferred Stock;

     (ii) provides that the holders directly or indirectly grant to the Corporation a security interest in such subordinated debt securities and their proceeds (including any substitute collateral permitted under the transaction documents) to secure the investors’ direct or indirect obligation to purchase Qualifying Non-Cumulative Preferred Stock pursuant to such stock purchase contracts;
     (iii) includes a remarketing feature pursuant to which such subordinated debt securities are remarketed to new investors commencing not later than the first Distribution Date that is at least five years after the date of issuance of such securities or earlier in the event of an early settlement event based on (a) the dissolution of the issuer of such Debt Exchangeable for Preferred Equity or (b) one or more financial tests set forth in the terms of the instrument governing such Debt Exchangeable for Preferred Equity;
     (iv) provides for the proceeds raised in the remarketing to be used to purchase Qualifying Non-Cumulative Preferred Stock under the stock purchase contracts and, if there has not been a successful remarketing by the first Distribution Date that is six years after the date of issuance of such securities, provides that the stock purchase contracts will be settled by the Corporation exercising its rights as a secured creditor with respect to the subordinated debt securities or other collateral directly or indirectly pledged by investors in the Debt Exchangeable for Preferred Equity;
     (v) includes a Qualifying Replacement Capital Covenant that will apply to such securities and to any Qualifying Non-Cumulative Preferred Stock issued pursuant to the stock purchase contracts; provided that such Qualifying Replacement Capital Covenant will not include Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity as “Replacement Capital Securities”; and
     (vi) if applicable, after the issuance of such Qualifying Non-Cumulative Preferred Stock, provides the holders with a beneficial interest in such Qualifying Non-Cumulative Preferred Stock.
     “Distribution Date” means, as to any Qualifying Capital Securities, Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity, the dates on which Distributions on such securities are scheduled to be made.
     “Distribution Period” means, as to any Qualifying Capital Securities, Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity, each period from and including a Distribution Date for such securities to but excluding the next succeeding Distribution Date for such securities.
     “Distribution Rate Step-Up” means, as to any Qualifying Capital Securities, Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity, that the rate at which Distributions accrue or are paid on such securities increases over time (including by an increase in the fixed rate of Distributions in the case of securities that accrue and pay Distributions at a fixed rate or by an increase in the margin above the applicable index in the case of securities that accrue and pay Distributions based upon a margin above an index, but not including an increase in the rate of Distributions merely because the index used in calculating such rate increases).
     “Distributions” means, as to any Qualifying Capital Securities, Debt Exchangeable for Common Equity or Debt Exchangeable for Preferred Equity, dividends, interest or other income distributions to the holders thereof that are not Subsidiaries of the Corporation.

     “Eligible Debt” means, at any time, Eligible Subordinated Debt or, if no Eligible Subordinated Debt is then outstanding, Eligible Senior Debt.
     “Eligible Senior Debt” means, at any time in respect of any issuer, each series of outstanding unsecured long-term indebtedness for money borrowed of such issuer that:
     (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks most senior among the issuer’s then outstanding classes of unsecured indebtedness for money borrowed;
     (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding senior long-term indebtedness for money borrowed that satisfies the requirements of clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO);
     (c) has an outstanding principal amount of not less than $100,000,000; and
     (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents.
     For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.
     “Eligible Subordinated Debt” means, at any time in respect of any issuer, each series of the issuer’s then-outstanding unsecured long-term indebtedness for money borrowed that:
     (a) upon a bankruptcy, liquidation, dissolution or winding up of the issuer, ranks subordinate to the issuer’s then outstanding series of unsecured indebtedness for money borrowed that ranks most senior and ranks senior to the CENts;
     (b) is then assigned a rating by at least one NRSRO (provided that this clause (b) shall apply on a Redesignation Date only if on such date the issuer has outstanding subordinated long-term indebtedness for money borrowed that satisfies the requirements in clauses (a), (c) and (d) that is then assigned a rating by at least one NRSRO);
     (c) has an outstanding principal amount of not less than $100,000,000; and
     (d) was issued through or with the assistance of a commercial or investment banking firm or firms acting as underwriters, initial purchasers or placement or distribution agents.
     For purposes of this definition as applied to securities with a CUSIP number, each issuance of long-term indebtedness for money borrowed that has (or, if such indebtedness is held by a trust or other intermediate entity established directly or indirectly by the issuer, the securities of such intermediate entity that have) a separate CUSIP number shall be deemed to be a series of the issuer’s long-term indebtedness for money borrowed that is separate from each other series of such indebtedness.
     “Holder” means, as to the Covered Debt then in effect, each holder of such Covered Debt as reflected on the securities register maintained by or on behalf of the Corporation with respect to such Covered Debt and each beneficial owner holding through a participant in a clearing agency.

     “Indenture” means the Indenture, dated October 10, 2007, between the Corporation and U.S. Bank National Association, as Trustee.
     “Initial Covered Debt” means the Corporation’s 6.125% Senior Notes due April 1, 2016, which have CUSIP No. 87151QAA4.
     “Intent-Based Replacement Disclosure” means, as to any Qualifying Non-Cumulative Preferred Stock or Qualifying Capital Securities, that the issuer has publicly stated its intention, either in the prospectus or other offering document under which such securities were initially offered for sale or in filings with the Commission made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such securities, that the issuer and its subsidiaries, to the extent such securities provide the issuer with equity credit for purposes of rating by an NRSRO, will repay, redeem or purchase such securities only with the proceeds of replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased, raised within 180 days prior to the applicable repayment, redemption or purchase date.
     “Investor Screen” has the meaning specified in Section 3(c)(i).
     “Mandatorily Convertible Preferred Stock” means cumulative preferred stock with (a) no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, and (b) a requirement that such preferred stock convert into common stock of the issuer within three years from the date of its issuance at a conversion ratio within a range established at the time of issuance of such preferred stock, subject to customary anti-dilution adjustments.
     “Mandatory Trigger Provision” means, as to any Qualifying Capital Securities, provisions in the terms thereof or of the related transaction agreements that:
     (i) require the issuer of such securities to make payment of Distributions on such securities within two years of a failure of the issuer to satisfy one or more financial tests set forth in the terms of such securities or related transaction agreements, provided that such payment shall be made only with the net proceeds from the issue and sale of APM Qualifying Securities, such that the net proceeds of such issue and sale are at least equal to the amount of unpaid Distributions on such securities (including all deferred and accumulated amounts) and the terms of such securities or related transaction agreements require the application of the net proceeds of such issue and sale to pay such unpaid Distributions, provided further that (a) if the Mandatory Trigger Provision does not require the issuance and sale within one year of such failure, the amount of Common Stock and/or Warrants the net proceeds of which the issuer must apply to pay such Distributions pursuant to such provision may not exceed the Common Cap and (b) the amount of Qualifying Non-Cumulative Preferred Stock and still outstanding Mandatorily Convertible Preferred Stock the net proceeds of which the issuer may apply to pay such Distributions pursuant to such provision may not exceed the Preferred Cap;
     (ii) if the provisions described in clause (i) above do not require such issuance and sale within one year of such failure, include a Repurchase Restriction;
     (iii) prohibit the issuer of such securities from redeeming or purchasing any of its securities ranking upon the Corporation’s liquidation, dissolution or winding up junior to or pari passu with any APM Qualifying Securities the proceeds of which were used to settle deferred interest during the relevant

Deferral Period prior to the date six months after the issuer applies the net proceeds of the sales described in (i) to pay such deferred Distributions in full; and
     (iv) include a Bankruptcy Claim Limitation Provision;
provided (and it being understood) that:
     (A) the issuer will not be obligated to issue (or use Commercially Reasonable Efforts to issue) APM Qualifying Securities for so long as a Market Disruption Event has occurred and is continuing;
     (B) if, due to a Market Disruption Event or otherwise, the issuer is able to raise and apply some, but not all, of the eligible proceeds necessary to pay all deferred Distributions on any Distribution Date, the issuer will apply any available eligible proceeds to pay accrued and unpaid Distributions on the applicable Distribution Date in chronological order subject to the Common Cap, Preferred Cap and Share Cap, as applicable; and
     (C) if the issuer has outstanding more than one class or series of securities under which it is obligated to sell a type of APM Qualifying Securities and applies some part of the proceeds to the payment of deferred Distributions, then on any date and for any period the amount of net proceeds received by the issuer from those sales and available for payment of deferred Distributions on such securities shall be applied to such securities on a pro rata basis up to the Common Cap and the Preferred Cap, as applicable, in proportion to the total amounts that are due on such securities.
No remedy other than Permitted Remedies will arise by the terms of such securities or related transaction agreements in favor of the holders of such Qualifying Capital Securities as a result of the issuer’s failure to pay Distributions because of the Mandatory Trigger Provision until Distributions have been deferred for one or more Distribution Periods that total together at least ten years.
     “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
     (i) trading in securities generally, or shares of the Corporation’s securities specifically, on the New York Stock Exchange or any other national securities exchange, or in the over-the-counter market on which APM Qualifying Securities are then listed or traded shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Commission, the relevant exchange or by any other regulatory body or governmental agency having jurisdiction such that trading shall have been materially disrupted;
     (ii) the Corporation would be required to obtain the consent or approval of the Corporation’s shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell APM Qualifying Securities pursuant to the Alternative Payment

Mechanism and that consent or approval has not yet been obtained notwithstanding the Corporation’s Commercially Reasonable Efforts to obtain that consent or approval;
     (iii) a banking moratorium shall have been declared by the federal or state authorities of the United States such that the issuance of, or market trading in, the APM Qualifying Securities has been disrupted or ceased;
     (iv) a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that the issuance of, or market trading in, the APM Qualifying Securities has been disrupted or ceased;
     (v) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that the issuance of, or market trading in, the APM Qualifying Securities has been disrupted or ceased;
     (vi) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such that the issuance of, or market trading in, the APM Qualifying Securities has been materially disrupted;
     (vii) an event occurs and is continuing as a result of which the offering document for the offer and sale of APM Qualifying Securities would, in the reasonable judgment of the Corporation, contain an untrue statement of a material fact or omit to state a material fact required to be stated in that offering document or necessary to make the statements in that offering document not misleading and either (a) the disclosure of that event at such time, in the reasonable judgment of the Corporation, is not otherwise required by law and would have a material adverse effect on the Corporation or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction, provided that no single suspension period described in this clause (vii) shall exceed 90 consecutive days and multiple suspension periods described in this clause (vii) shall not exceed an aggregate of 180 days in any 360-day period; or
     (viii) the Corporation reasonably believes that the offering document for the offer and the sale of APM Qualifying Securities would not be in compliance with a rule or regulation of the Commission (for reasons other than those described in clause (vii) above) and the Corporation determines that it is unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this clause (viii) shall exceed 90 consecutive days and multiple suspension periods described in this clause (viii) shall not exceed an aggregate of 180 days in any 360-day period.
     The definition of “Market Disruption Event” as used in any Replacement Capital Securities may include less than all of the paragraphs outlined above, as determined by the Corporation at the time of issuance of such securities, and in the case of clauses (i), (ii) and (iii) above, as applicable to a circumstance where the Corporation would otherwise endeavor to issue preferred stock, shall be limited to circumstances affecting markets where the Corporation’s preferred stock traded or where a listing for their trading is being sought.
     “Measurement Date” means (a) with respect to any repayment, redemption or purchase of the CENts on or prior to the Scheduled Maturity Date, the date that is 180 days prior to delivery of notice of such repayment or redemption or the date of such purchase; and (b) with respect to any repayment, redemption or purchase of the CENts after the Scheduled Maturity Date, the date that is 90 days prior to the date of such repayment, redemption or purchase, except that, if during the 90-day (or any shorter) period preceding the date that is 90 days prior to the date of such repayment, redemption or purchase, the Corporation or its Subsidiaries issued Replacement Capital Securities to Persons other than the Corporation and its Subsidiaries but no repayment, redemption or purchase was made pursuant to Section 2 in connection therewith, the date upon which such 90-day (or shorter) period began.
     “Measurement Period” means, with respect to any date on which notice of repayment or redemption is delivered with respect to the CENts or on which the Corporation purchases, or any Subsidiary of the Corporation purchases, any CENts, the period beginning on the Measurement Date with respect to such notice or purchase date and ending on such notice or purchase date, as the case may be. Measurement Periods cannot run concurrently.
     “No Payment Provision” means a provision or provisions in the transaction documents for securities (referred to in this definition as “such securities”) that include the following:
     (i) an Alternative Payment Mechanism; and
     (ii) an Optional Deferral Provision modified and supplemented from the general definition of that term to provide that the issuer of such securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event has occurred and is continuing, ten years, without any remedy other than Permitted Remedies and the obligations (and limitations on obligations) described in the definition of “Alternative Payment Mechanism” applying.
     “Non-Cumulative” means, with respect to any Qualifying Capital Securities, that the issuer may elect not to make any number of periodic Distributions without any remedy arising under the terms of the securities or related agreements in favor of the holders, other than one or more Permitted Remedies.
     “NRSRO” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Securities Exchange Act.
     “Optional Deferral Provision” means, as to any Qualifying Capital Securities, a provision in the terms thereof or of the related transaction agreements to the effect that:
     (i) (a) the issuer of such Qualifying Capital Securities may, in its sole discretion, defer in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to five years or, if a Market Disruption Event is continuing, ten years, without any remedy other than Permitted Remedies and (b) such Qualifying Capital Securities are subject to an Alternative Payment Mechanism (provided that such Alternative Payment Mechanism need not apply during the first five years of any deferral period and need not include a Common Cap, Preferred Cap, Share Cap, Bankruptcy Claims Limitation Provision or Repurchase Restriction); or

     (ii) the issuer of such Qualifying Capital Securities may, in its sole discretion, defer or skip in whole or in part payment of Distributions on such securities for one or more consecutive Distribution Periods of up to ten years without any remedy other than Permitted Remedies.
     “Permitted Remedies” means, with respect to any securities, one or more of the following remedies:
     (i) rights in favor of the holders of such securities permitting such holders to elect one or more directors of the issuer (including any such rights required by the listing requirements of any stock or securities exchange on which such securities may be listed or traded); and
     (ii) complete or partial prohibitions on the issuer paying Distributions on or repurchasing common stock or other securities that rank pari passu with or junior as to Distributions to such securities for so long as distributions on such securities, including unpaid distributions, remain unpaid.
     “Person” means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.
     “Preferred Cap” has the meaning specified in clause (viii) of the definition of Alternative Payment Mechanism.
     “Qualifying Capital Securities” means securities or combinations of securities (other than Common Stock, Warrants, Mandatorily Convertible Preferred Stock, Debt Exchangeable for Common Equity and Debt Exchangeable for Preferred Equity) that, in the determination of the Corporation’s Board of Directors reasonably construing the definitions and other terms of this Replacement Capital Covenant, meet one of the following criteria:
     (i) in connection with any repayment, redemption or purchase of CENts prior to October 15, 2017:
     (A) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon the liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 60 years and (3) either:
     (x) (I) are subject to a Qualifying Replacement Capital Covenant and (II) have a No Payment Provision or are Non-Cumulative, or
     (y) (I) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure and (II) have an Optional Deferral Provision or a No Payment Provision;
     (B) preferred stock issued by the Corporation or its Subsidiaries that (1) are Non-Cumulative, (2) have no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (3) have no maturity or a maturity of at least 60 years and (4) either:

     (x) are subject to a Qualifying Replacement Capital Covenant, or
     (y) have a Mandatory Trigger Provision and are subject to Intent-Based Replacement Disclosure; or
     (C) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu or junior to the CENts upon the liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 40 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have an Optional Deferral Provision and a Mandatory Trigger Provision; or
     (ii) in connection with any repayment, redemption or purchase of CENts at any time on or after October 15, 2017 but prior to October 15, 2037:
     (A) securities described under clause (i) of this definition that would be Qualifying Capital Securities prior to October 15, 2017;
     (B) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon a liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 60 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have an Optional Deferral Provision;
     (C) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon a liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 60 years, (3) are Non-Cumulative or have a No Payment Provision and (4) are subject to Intent-Based Replacement Disclosure;
     (D) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon a liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 40 years, (3) are Non-Cumulative or have a No Payment Provision and (4) are subject to a Qualifying Replacement Capital Covenant;
     (E) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon a liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 40 years, (3) have an Optional Deferral Provision and a Mandatory Trigger Provision and (4) are subject to Intent-Based Replacement Disclosure;
     (F) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon a liquidation, dissolution or winding-up of the Corporation, (2) have no maturity or a maturity of at least 25 years, (3) are subject to a Qualifying Replacement Capital Covenant and (4) have an Optional Deferral Provision and a Mandatory Trigger Provision;

     (G) cumulative preferred stock issued by the Corporation or its Subsidiaries that (1) have no prepayment obligation on the part of the issuer thereof, whether at the election of the holders or otherwise, (2) have no maturity or a maturity of at least 60 years and (3) are subject to a Qualifying Replacement Capital Covenant; or
     (H) securities issued by the Corporation or its Subsidiaries that (1) rank (i) senior to the CENts and securities that are pari passu with the CENts but (ii) junior to all other debt securities of the Corporation (other than (x) the CENts and securities that are pari passu with the CENts and (y) securities that are pari passu with such Qualifying Capital Securities) upon its liquidation, dissolution or winding-up, and (2) either:
     (x) have no maturity or a maturity of at least 60 years and either (I) are (a) Non-Cumulative or subject to a No Payment Provision and (b) subject to a Qualifying Replacement Capital Covenant or (II) have a Mandatory Trigger Provision and an Optional Deferral Provision and are subject to Intent-Based Replacement Disclosure, or
     (y) have no maturity or a maturity of at least 40 years, are subject to a Qualifying Replacement Capital Covenant and have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (iii) in connection with any repayment, redemption or purchase of CENts at any time on or after October 15, 2037:
     (A) securities described under clause (ii) of this definition that would be Qualifying Capital Securities on or after October 15, 2017 but prior to October 15, 2037;
     (B) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon a liquidation, dissolution or winding up of the Corporation, (2) have an Optional Deferral Provision and (3) either:
     (x) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure, or
     (y) have no maturity or a maturity of at least 40 years and are subject to a Qualifying Replacement Capital Covenant;
     (C) securities issued by the Corporation or its Subsidiaries that (1) rank pari passu with or junior to the CENts upon a liquidation, dissolution or winding up of the Corporation, (2) have no maturity or a maturity of at least 40 years and are subject to Intent-Based Replacement Disclosure and (3) are Non-Cumulative or have a No Payment Provision;
     (D) securities issued by the Corporation or its Subsidiaries that (1) rank senior to the CENts and securities that are pari passu with the CENts but junior to all other debt securities of the Corporation (other than (x) the CENts and securities that are pari passu with the CENts and (y) securities that are pari passu with such Qualifying Capital Securities) upon its liquidation, dissolution or winding-up, and (2) either:

     (x) have no maturity or a maturity of at least 60 years and either (i) have an Optional Deferral Provision and are subject to a Qualifying Replacement Capital Covenant or (ii) (a) are Non-Cumulative or have a No Payment Provision and (b) are subject to Intent-Based Replacement Disclosure, or
     (y) have no maturity or a maturity of at least 40 years and either (i) (a) are Non-Cumulative or have a No Payment Provision and (b) are subject to a Qualifying Replacement Capital Covenant or (ii) are subject to Intent-Based Replacement Disclosure and have a Mandatory Trigger Provision and an Optional Deferral Provision; or
     (E) cumulative preferred stock issued by the Corporation or its Subsidiaries that either (1) have no maturity or a maturity of at least 60 years and are subject to Intent-Based Replacement Disclosure or (2) have a maturity of at least 40 years and are subject to a Qualifying Replacement Capital Covenant.
Notwithstanding the foregoing, no securities or combination of securities will be included in Qualifying Capital Securities if such securities (i) applying the tests set forth above, are required to include Intent-Based Replacement Disclosure and (ii) include a Distribution Rate Step-Up.
     “Qualifying Non-Cumulative Preferred Stock” means non-cumulative preferred stock of the Corporation that rank pari passu with or junior to all other preferred stock of the Corporation, are perpetual and are subject to (a) a Qualifying Replacement Capital Covenant or (b) both (i) mandatory suspension of dividends in the event the Corporation breaches certain financial metrics specified in the offering documents relating to such preferred stock and (ii) Intent-Based Replacement Disclosure, provided that with respect to both clauses (a) and (b) the transaction documents shall provide for no remedies as a consequence of non-payment of Distributions other than Permitted Remedies.
     “Qualifying Replacement Capital Covenant” means a replacement capital covenant that is substantially similar to this Replacement Capital Covenant or a replacement capital covenant, as identified by the Corporation’s Board of Directors acting in good faith and in its reasonable discretion and reasonably construing the definitions and other terms of this Replacement Capital Covenant, (i) entered into by a company that at the time it enters into such replacement capital covenant is a reporting company under the Securities Exchange Act and (ii) that restricts the related issuer from repaying, redeeming or purchasing, and its Subsidiaries from purchasing, identified securities, except to the extent of the applicable percentage of the net proceeds from the issuance of specified replacement capital securities that have terms and provisions at the time of repayment, redemption or purchase that are as or more equity-like than the securities then being repaid, redeemed or purchased within the 180-day period prior to the applicable repayment, redemption or purchase date; provided that the term of such replacement capital covenant shall be determined at the time of issuance of the related Replacement Capital Securities taking into account the other characteristics of such securities but in no event shall be earlier than October 15, 2037.
     “Redesignation Date” means, as to the Covered Debt in effect at any time, the earliest of (a) the date that is two years prior to the final maturity date of such Covered Debt, (b) if the Corporation elects to redeem, repay or purchase, or the Corporation or a Subsidiary of the Corporation elects to repurchase, such Covered Debt either in whole or in part with the consequence that after giving effect to such redemption, repayment, purchase or repurchase the outstanding principal amount of such Covered Debt is less than $100,000,000, the applicable redemption, repayment, purchase or repurchase date and (c) if such Covered Debt is not Eligible Subordinated Debt of the Corporation, the date on which the Corporation issues long-term indebtedness for money borrowed that is Eligible Subordinated Debt.

     “Replacement Capital Covenant” has the meaning specified in the introduction to this instrument.
     “Replacement Capital Securities” means Common Stock, Warrants, Mandatorily Convertible Preferred Stock, Debt Exchangeable for Common Equity, Debt Exchangeable for Preferred Equity and Qualifying Capital Securities.
     “Reporting Company” has the meaning specified in Section 3(b).
     “Repurchase Restriction” has the meaning specified in clause (iii) of the definition of Alternative Payment Mechanism.
     “Scheduled Maturity Date” has the meaning specified in the Indenture.
     “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Share Cap” means, with respect to any Qualifying Capital Securities, a limit on the total number of Common Stock that may be issued by the Corporation pursuant to the Alternative Payment Mechanism with respect to such Qualifying Capital Securities or on the total number of Common Stock underlying all Warrants and Mandatorily Convertible Preferred Stock that may be issued by the Corporation pursuant to such Alternative Payment Mechanism, provided that the product of such Share Cap and the Market Value of the Common Stock as of the date of issuance of such Qualifying Capital Securities shall not represent a lower proportion of the aggregate principal or liquidation amount, as applicable, of such Qualifying Capital Securities than the product of the Share Cap applicable to the CENts and the Current Stock Market Price of the Common Stock as of the date of issuance of such CENts represents of the aggregate principal amount of such CENts at the time of issuance.
     “Subsidiary” means, at any time, any Person the shares of stock or other ownership interests of which having ordinary voting power to elect a majority of the board of directors or other managers of such Person are at the time owned, or the management or policies of which are otherwise at the time controlled, directly or indirectly through one or more intermediaries (including other Subsidiaries) or both, by another Person.
     “Termination Date” has the meaning specified in Section 4(a).
     “Warrants” means any net share-settled warrants to purchase the Common Stock that (i) have an exercise price greater than the Current Stock Market Price of the Common Stock as of their date of issuance, and (ii) the Corporation is not entitled to redeem for cash and the holders of which are not entitled to require the Corporation to purchase for cash in any circumstances. The Corporation will publicly state its intention, either in the prospectus or other offering document under which the Qualifying Capital Securities including an Alternative Payment Mechanism or Mandatory Trigger Provision with respect to which Warrants are an APM Qualifying Security were initially offered for sale or in filings with the Commission made by the issuer under the Securities Exchange Act prior to or contemporaneously with the issuance of such Qualifying Capital Securities, that any Warrants issued in accordance with such Alternative Payment Mechanism or Mandatory Trigger Provision will have exercise prices at least 10% above the Current Stock Market Price of its Common Stock on the date of issuance.